SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of The Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

NUVELO, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NUVELO, INC.

675 Almanor Avenue
Sunnyvale, CA 94085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 19, 2003

To the Stockholders:

      NOTICE IS HEREBY GIVEN, that the annual meeting of stockholders of Nuvelo, Inc. will be held on June 19, 2003, at 11:00 a.m. Pacific time, at Nuvelo, Inc., 675 Almanor Avenue, Sunnyvale, California, for the following purposes:

•	to elect two directors to hold office until the 2006 annual meeting of stockholders or until the election and qualification of their respective successors;

•	to approve the reincorporation of Nuvelo from the State of Nevada to the State of Delaware, including the merger agreement by which the reincorporation will occur;

•	to approve a number of amendments to Nuvelo’s amended and restated articles of incorporation to effect a reverse stock split of all of the outstanding shares of our common stock, whereby each outstanding 3, 4, 5 or 6 shares would be reclassified and changed into one share of common stock, with the effectiveness of one of these amendments and the abandonment of the other amendments, or the abandonment of all these amendments, as permitted under Section 78.390(5) of the Nevada Revised Statutes, to be determined by our board of directors;

•	to ratify the selection of KPMG LLP as our independent auditors for the fiscal year 2003; and

•	to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

      Please refer to the attached proxy statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

      Stockholders of record at the close of business on May 8, 2003 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. You may inspect a complete list of stockholders eligible to vote at the meeting at our offices during the ten days prior to the meeting. All stockholders are cordially invited to attend the annual meeting.

By order of the Board of Directors:

Dr. George B. Rathmann
Chairman of the Board of Directors

May      , 2003

675 Almanor Avenue
Sunnyvale, California 94085

INTRODUCTION
PROPOSAL NO. 1: ELECTION OF NOMINEES TO BOARD OF DIRECTORS
APPROVAL OF THE REINCORPORATION OF NUVELO FROM THE STATE OF NEVADA TO THE STATE OF DELAWARE
PROPOSAL NO. 3:
APPROVAL OF SERIES OF PROPOSED AMENDMENTS TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
PROPOSAL NO. 4: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
OTHER INFORMATION
Appendix A
Appendix B
Appendix C
Appendix D-1
Appendix D-2
Appendix D-3
Appendix D-4

NUVELO, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

June 19, 2003

INTRODUCTION

General

      This proxy statement is furnished to our stockholders in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held at our principal executive offices on June 19, 2003 at 11:00 a.m. Pacific time, and at any adjournments or postponements of the annual meeting.

      This solicitation is made on behalf of our Board of Directors and we will pay the costs of solicitation. Our directors, officers and employees may also solicit proxies by telephone, telegraph, fax or personal interview. We will not pay any additional compensation to directors, officers or other employees for such services, but may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to our stockholders. We have retained U.S. Stock Transfer Corporation to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions for a customary fee, estimated to be approximately $15,000, plus reimbursement of expenses.

      A copy of our Annual Report to Stockholders for the year ended December 31, 2002 and this proxy statement and accompanying proxy card will be first mailed to stockholders on or about May 21, 2003.

      Our principal executive offices are located at 675 Almanor Avenue, Sunnyvale, California 94085, telephone (408) 215-4000.

Quorum and Voting Requirements

      Our outstanding common stock constitutes the only class of securities entitled to vote at the meeting. Stockholders of record of our common stock at the close of business on May 8, 2003 are entitled to notice of, and to vote at, the meeting. On that date,           shares of our common stock were issued and outstanding, including                      shares beneficially owned by our executive officers and directors, or           % of the outstanding shares of our common stock as of that date. The presence at the meeting, in person or by proxy, of a majority of those shares will constitute a quorum. Each share of common stock is entitled to one vote. Our executive officers and directors have informed us that they intend to vote, or cause to be voted, all                      shares of common stock held by them for all the proposals in this proxy statement.

      There are no statutory or contractual rights of appraisal or similar remedies available to stockholders in connection with any matter to be acted on at the meeting.

      A proxy card is enclosed for your use. We ask that you sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if you mail it in the United States.

      The election of the director nominees requires a plurality of the votes cast for the election of directors; accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, by checking the appropriate box on your proxy card you may cast your votes in favor of, or withhold your votes with respect to, some or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

      Under Nevada law, the approval of the amendments to our amended and restated articles of incorporation to effect a reverse stock split and the approval of our reincorporation from the State of Nevada to the State of Delaware will require the affirmative vote of the holders of a majority of all outstanding shares of our common stock. You may cast your votes in favor of, or against, these proposals, or abstain from voting on the proposals. Only votes cast “for” a matter constitute affirmative votes. Thus, a failure to vote on these proposals or an abstention will not be treated as a vote cast “for” the proposals and will have the same effect as a vote “against” the proposals.

      Under Nevada law, the ratification of the selection of KPMG LLP as our independent auditors requires for approval the number of votes cast in favor of ratification to exceed the number of votes cast in opposition. You may cast your votes in favor of, or against, this proposal, or abstain from voting on the proposals. Since an abstention is not treated as a “vote” for or against the matter, it will not have any impact on the vote.

      Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the meeting FOR Proposals Nos. 1, 2, 3 and 4. With respect to any other business that may properly come before the meeting and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

      Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in determining whether a matter has been approved. Because a broker non-vote is not treated as a “vote” for or against a particular matter, it will generally not have any impact on a proposal. However, given that the affirmative vote of the holders of a majority of all outstanding shares of our common stock is necessary to approve the amendments to our amended and restated articles of incorporation to effect a reverse stock split and the approval of our reincorporation, a broker non-vote will have the effect of a vote against these proposals.

      Stockholders of record may vote by either completing and returning the enclosed proxy card prior to the meeting, voting in person at the meeting, or submitting a signed proxy card at the meeting.

      Your vote is important. Accordingly, please sign and return the accompanying proxy card whether or not you plan to attend the meeting in person.

      You may revoke your proxy at any time before it is actually voted at the meeting by:

•	delivering written notice of revocation to our Secretary at 675 Almanor Avenue, Sunnyvale, California 94085;

•	submitting a later dated proxy; or

•	attending the meeting and voting in person.

      Your attendance at the meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial owner but your shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the record holder in accordance with your instructions.

      All votes cast at the meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting.

PROPOSAL NO. 1:

ELECTION OF NOMINEES TO BOARD OF DIRECTORS

General Information

      Our Amended and Restated By-Laws provide for three classes of directors that serve staggered terms of one, two or three years as is designated at the time of a director’s election. There are currently two Class I directors, whose terms expire at this meeting, two Class II directors, whose terms expire at the annual stockholders’ meeting in 2004, and three Class III directors, whose terms expire at the annual stockholders’ meeting in 2005. The Board of Directors has nominated the current Class I directors, Dr. Ted W. Love and Dr. Philippe O. Chambon for re-election. Each Class I director elected at the annual meeting will serve a three-year term ending on the date of the annual meeting in 2006 or until a successor is duly elected or appointed. Proxies cannot be voted for more than two persons.

      Each nominee for director has consented to being named in this proxy statement and has indicated his or her willingness to serve if elected. Proxies received by us will be voted for the nominees. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, we will vote the proxies for any substitute nominee we may designate.

      Each nominee for election to the Board of Directors currently serves as one of our directors and has continually served as a director since the date such person initially became a director, which is set forth below. In 2002, our Board of Directors met six times and each director attended at least 75% of those meetings. The following table sets forth information as of April 17, 2003 with respect to our directors, including the two persons nominated for election at the meeting.

			Director
Name of Nominee or Director	Age	Position	Since

George B. Rathmann, Ph.D.(1)(3)	75	Chairman of the Board	2000
Ted W. Love, M.D.(1)	44	President and Chief Executive Officer, Director	2001
Mary K. Pendergast., J.D., L.L.M.(1)(2)	52	Director	2002
Thomas N. McCarter, III.(2)(3)	73	Director	2003
Philippe O. Chambon, M.D., Ph.D(3)	46	Director	2003
Jean-Francois Formela, M.D.	46	Director	2003
Martin A. Vogelbaum(2)	39	Director	2003

(1)	member of Nominating Committee

(2)	member of Audit Committee

(3)	member of Compensation Committee

      The principal occupations and positions for at least the past five years of our directors and director nominees are as follows:

Nominees for Election to the Board of Directors for a Three-Year Term Ending in 2006

      Ted W. Love, M.D. has served as our President since January 2001, our Chief Executive Officer since March 2001, and as a director since February 2001. Dr. Love served as our President and Chief Operating Officer from January 2001 until March 2001. Prior to joining us, Dr. Love served as Senior Vice President of Development at Theravance Inc. (formerly Advanced Medicine, Inc). Dr. Love served as a Research Physician and Vice President of Product Development at Genentech from 1992 to 1998. Dr. Love holds a B.A. in Molecular Biology from Haverford College and a M.D. from Yale Medical School.

      Philippe O. Chambon, M.D., Ph.D. has served as a member of our Board of Directors since our merger with Variagenics, Inc., in January 2003. Dr. Chambon served as a member of the board of directors of Variagenics from July 1999 until January 2003. Since January 1997, Dr. Chambon has been a General Partner of the Sprout Group. Dr. Chambon joined the Sprout Group in May 1995. From May 1993 to April 1995, Dr. Chambon served as Manager in the Healthcare Practice of The Boston Consulting Group, a leading management consulting firm. From September 1987 to April 1993, he was an executive with Sandoz Pharmaceutical (Novartis), where he had late-stage product development and pre-marketing responsibilities. Dr. Chambon currently serves as a member of the board of directors of Deltagen, Inc., Pharsight Corp. and several privately-funded biotechnology companies. Dr. Chambon holds an M.D. and a Ph.D. from the University of Paris and an M.B.A. from Columbia University.

Directors Continuing in Office Until the Annual Meeting of Stockholders in 2004

      Thomas N. McCarter, III has served as a member of our Board of Directors since April 2003, and also previously served as a member of our Board of Directors from October 1996 through January 2003. Mr. McCarter currently serves as Chairman of the Ramapo Land Company, a real estate company, and is a general partner of Miles Timber Properties, a land company, positions he has held for more than five years. Mr. McCarter was a former Chairman of Stillrock Management, Inc., an investment company, was a director of Parock Group, a diversified investment company, and is currently a director of other closely held companies. Mr. McCarter attended Princeton University from 1948 to 1951 and has been a certified investment counselor since 1972.

      Jean-Francois Formela, M.D. has served as a member of our Board of Directors since our merger with Variagenics in January 2003. Dr. Formela served as a member of the board of directors of Variagenics from June 1997 until January 2003. Dr. Formela was a partner of Atlas Venture from 1993 to 1995, and has been a General Partner of Atlas since 1995. From 1989 to 1993, Dr. Formela served at Schering-Plough, most recently as Senior Director, Medical Marketing and Scientific Affairs, where he had biotechnology licensing and marketing responsibilities. Dr. Formela serves on the board of directors of deCODE Genetics, Inc., Exelixis, Inc. and several private companies. Dr. Formela holds an M.D. from Paris University School of Medicine and an M.B.A. from Columbia University.

Directors Continuing in Office Until the Annual Meeting of Stockholders in 2005

      George B. Rathmann, Ph.D. has served as Chairman and a member of our Board of Directors since February 2000. Dr. Rathmann served as our Chief Executive Officer from May 2000 to March 2001, and also served as our President from May 2000 to January 2001. Dr. Rathmann was a founder of ICOS Corporation, a publicly held biopharmaceutical company, in 1990 and served as its Chairman until January 2000. While at ICOS, he also served as Chief Executive Officer and President from September 1991 until June 1999. In 1980, he co-founded Amgen, Inc., a publicly-held biotechnology company. He was a director of Amgen until 1993 and at various times also served as its Chairman of the Board, President and Chief Executive Officer. Dr. Rathmann was also associated with Abbott Laboratories, Inc., a healthcare products manufacturer, where from 1975 to 1977 he was Director of Research and Development and from 1977 to 1980 he was Divisional Vice President. Dr. Rathmann received his Ph.D. in physical chemistry from Princeton University.

      Mary K. Pendergast has served as a member of our Board of Directors since May 2002. Ms. Pendergast has been Executive Vice President, Government Affairs of Elan Corporation since January 1998. Ms. Pendergast was Deputy Commissioner/ Senior Advisor to the Food and Drug Administration, Department of Health and Human Services from November 1990 to January 1998. Ms. Pendergast received her L.L.M. from Yale Law School in 1977, her J.D. from the University of Iowa College of Law in 1976 and her B.A. from Northwestern University in 1972.

      Martin A. Vogelbaum has served as a member of our Board of Directors since our merger with Variagenics in January 2003. Mr. Vogelbaum served as a member of the board of directors of Variagenics, Inc. from June 1997 until January 2003. Since June 2000, Mr. Vogelbaum has been a General Partner of Apple Tree Partners. Previously, Mr. Vogelbaum was a General Partner of Oxford Bioscience Partners. Prior to

joining Oxford in 1993, he held senior executive positions at the public and investor relations firms of Burns McClellan, Inc. and Hill & Knowlton, where he implemented marketing and investor initiatives for biotechnology and pharmaceutical companies. Previously, he was a Research Associate in the Bone Marrow Transplant Unit at Memorial Sloan-Kettering Cancer Center. Mr. Vogelbaum received his A.B. in biology and history from Columbia University.

Director Compensation

      During 2002, each non-employee director earned $25,000 for Board meetings attended in person or by telephone, representing a fee of $6,250 for each meeting attended, subject to an overall cap of $25,000 per year. During 2002, all non-employee directors also received fees of $1,000 for each Committee meeting attended in person. Also, all Committee chairpersons received fees of $6,000 per annum. Committee fees were not subject to the $25,000 cap. Our directors who are also employees do not receive any director or committee fees. All directors are reimbursed for reasonable expenses incurred in attending Board and committee meetings.

      We grant options to purchase shares of our common stock to our directors under our Non-Employee Director Stock Option Plan, as amended, or Directors Plan. Under the Directors Plan, each non-employee director receives an initial grant of options when they join our Board, and annual grants thereafter on the day of each annual meeting of stockholders. The initial grant, and each annual grant, gives each non-employee director the right to purchase up to 10,000 shares of our common stock. At each grant, the number of shares is determined by the lesser of (i) the number determined by dividing $200,000 by the fair market value of our common stock on the date of grant or (ii) 10,000 shares. A non-employee director’s initial award vests as to one-half of the underlying shares on the date of grant, and one-half of the remaining portion of the award vests on the dates of the next two annual stockholders’ meetings. If a new non-employee director has not been a director for a year at the time of his or her first subsequent grant, then it becomes exercisable on the first anniversary of the date he or she joined our Board. All other subsequent option grants are exercisable in full on the date of grant.

      Accordingly, Mr. McCarter, Dr. Formela, Ms. Pendergast, Mr. Vogelbaum and, if elected to our Board of Directors at the stockholders’ meeting, Dr. Chambon will each receive options to purchase up to 10,000 shares of our common stock immediately following this year’s meeting.

Committees of the Board of Directors

      Our Board of Directors has three standing committees, the Compensation Committee, the Audit Committee and the Nominating Committee.

     Compensation Committee

      Our Compensation Committee reviews, and makes recommendations to our Board regarding, our compensation policies, practices and procedures designed to contribute to our success. The Compensation Committee administers the 1995 Stock Option Plan, the Directors Plan and the Scientific Advisory Board/ Consultants Stock Option Plan. Dr. Rathmann is the only member of the Compensation Committee who was at any time during the past three fiscal years an officer or employee of ours or any of our subsidiaries. Dr. Rathmann, as the Chairperson, Dr. Chambon and Mr. McCarter presently serve on the Compensation Committee. During 2002, Dr. Raymond F. Baddour, as the Chairperson and Mr. Robert D. Weist served on the Compensation Committee. The Compensation Committee met three times during 2002, and each member attended all three meetings. The report of our Compensation Committee is included on page 33 of this proxy statement.

     Audit Committee

      Our Audit Committee reviews our annual audit and meets with our independent auditors to review our internal controls and financial management practices. Our Board has adopted a written charter for the Audit Committee. Mr. McCarter, as the Chairperson, Mr. Vogelbaum and Ms. Pendergast presently serve on the Audit Committee. During 2002, Mr. McCarter, as the Chairperson, Dr. Baddour and Mr. Weist served on the Audit Committee. The Audit Committee met four times during 2002, and each member attended all four meetings. All three committee members are “independent” directors, as determined in accordance with Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. The report of our Audit Committee is included on page 35 of this proxy statement.

     Nominating Committee

      Our Nominating Committee considers and recommends individuals for Board membership and senior management positions. The Nominating Committee will consider stockholders’ nominations for directors only if notice is timely received by the Secretary of the company. To be timely, notice must be received not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting, unless the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, in which case notice must be received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Dr. Rathmann, Dr. Love and Ms. Pendergast presently serve on the Nominating Committee. During 2002, Dr. Rathmann and Mr. Weist served on the Nominating Committee. There were no meetings of the Nominating Committee during 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors and officers and persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities of ours. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

      Based solely on review of the copies of such reports furnished to us and written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were met.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE DIRECTORS
NOMINATED IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2:

APPROVAL OF THE REINCORPORATION OF NUVELO
FROM THE STATE OF NEVADA TO THE STATE OF DELAWARE

Introduction

      Our Board of Directors believes it is in the best interests of Nuvelo and our stockholders for us to reincorporate from the state of Nevada to the state of Delaware. The reincorporation will be accomplished by merging Nuvelo with and into a wholly-owned subsidiary, which we refer to as Nuvelo-Delaware and which will be incorporated in the state of Delaware for this purpose. The merger will be accomplished pursuant to the

Agreement and Plan of Merger, or Merger Agreement, to be entered into by us and Nuvelo-Delaware, a copy of which is included as Appendix A to this proxy statement. We use the terms “merger” and “reincorporation” interchangeably in the following description. Stockholder approval of the reincorporation means approval of the Merger Agreement. Our Board of Directors has unanimously approved and declared advisable the Merger Agreement and unanimously recommends that you vote “FOR” the approval of the reincorporation.

      The following discussion summarizes certain aspects of the reincorporation. The summary is not intended to be complete and is qualified in its entirety by reference to the Merger Agreement and to the Amended and Restated Certificate of Incorporation of Nuvelo-Delaware, which we refer to as the Delaware Charter, a copy of which is included as Appendix B to this proxy statement, and the Bylaws of Nuvelo-Delaware, which we refer to as the Delaware Bylaws, a copy of which is included as Appendix C to this proxy statement.

Principal Reasons for the Reincorporation

      The primary reason our Board of Directors is recommending the reincorporation is the well-developed case law interpreting the Delaware General Corporation Law, or DGCL, which the Board of Directors believes will allow it more effectively to perform its duties. Although the Nevada Revised Statutes, or NRS, is relatively similar to the DGCL, there is a lack of predictability under Nevada law resulting from the limited body of case law interpreting the NRS. The DGCL and the court decisions construing it, on the other hand, are widely regarded as the most extensive and well-defined body of corporate law in the United States. This body of case law stems in part from Delaware’s long-established policy of encouraging companies to incorporate in that state. In furtherance of that policy, Delaware has been a leader in adopting comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many major corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware in a manner similar to that proposed by the Company. Delaware’s courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal issues. Thus, for example, relative to other states Delaware provides greater guidance to directors in the context of dealing with major transactions, including potential changes in corporate control, along with more general corporate matters.

      Our Board of Directors believes that the overall effect of the reincorporation will be to enhance its ability to consider all appropriate courses of action with respect to significant transactions for the benefit of all stockholders. Moreover, our Board of Directors believes that enhanced certainty with respect to the duties of directors is a significant benefit to us and our stockholders and could be an important factor in attracting and retaining quality persons to serve on the Board of Directors.

Effect of the Reincorporation

      The reincorporation will be accomplished by a merger of us into Nuvelo-Delaware. On completion of the merger, Nuvelo-Delaware will succeed to all of our assets, liabilities and business and will possess all of our rights and powers. The merger will not result in any change to our name, business, management, assets, liabilities or net worth or the location of our principal executive offices.

      Effective Date. The merger will take effect at the later of the date on which a certificate of Ownership and Merger is filed with the Secretary of State of the State of Delaware and Articles of Merger are filed with the Secretary of State of the State of Nevada. We intend to cause these filings to be made (1) if our stockholders approve the reverse stock split described in Proposal No. 3 below, promptly after either completion of the reverse stock split or the decision by our Board of Directors to abandon the reverse stock split, or (2) if our stockholders do not approve the reverse stock split, promptly after approval of the reincorporation by our stockholders. On the completion of the merger, our separate corporate existence will cease, and our stockholders will become stockholders of Nuvelo-Delaware and their rights will be governed by the DGCL, the Delaware Charter and the Delaware Bylaws, as well as our Rights Agreement, dated as of June 5, 1998, between us and U.S. Stock Transfer Corporation, as amended, which will be assumed in the merger.

      Management after the Merger. Upon completion of the merger, the Board of Directors of Nuvelo-Delaware will consist of those people elected to our Board of Directors at our Annual Meeting and those persons continuing to serve as directors at the time of the Annual Meeting. Information regarding our current directors and nominees is set forth under Proposal No. 1 above. The directors will continue to hold office as directors of Nuvelo-Delaware for the same terms for which they would otherwise serve as our directors. Our executive officers immediately prior to the merger will become executive officers of Nuvelo-Delaware upon completion of the merger.

      Capitalization of Nuvelo-Delaware. Our authorized capital stock currently consists of (i) 100,000,000 authorized shares of Common Stock, par value of $0.001 per share, (ii) 3,000,000 authorized shares of Series A Preferred Stock, par value of $0.001 per share, and (iii) 5,000,000 authorized shares of Other Series Preferred Stock, par value $0.001 per share, of which 100,000 shares have been designated Series B Junior Participating Preferred Stock. The authorized capital stock of Nuvelo-Delaware will consist of (i) 100,000,000 authorized shares of Common Stock, par value $0.001 per share, and (ii) 5,000,000 authorized shares of Preferred Stock, par value $0.001 per share, of which 100,000 shares will be designated Series A Junior Participating Preferred Stock. The terms of the Series A Junior Participating Preferred Stock of Nuvelo-Delaware, which will be set forth in a certificate of designations to be filed at the time of completion of the reincorporation, will be identical in all material respects to the terms of our Series B Junior Participating Preferred Stock. Nuvelo-Delaware will not have any authorized Series A Preferred Stock corresponding to our current Series A Preferred Stock because no shares of Series A Preferred Stock are currently outstanding.

      Company Equity Incentive Plans; Options; Warrants. Our equity incentive plans will not change in any material respect as a result of the merger. Each option to purchase shares of our Common Stock outstanding immediately prior to the merger pursuant to our 1995 Stock Option Plan, 2002 Equity Incentive Plan, Directors Plan and Variagenics Amended 1997 Employee, Director and Consultant Stock Option Plan will be converted automatically into an option to purchase a number of shares of Nuvelo-Delaware Common Stock equal to the number of shares of our Common Stock for which they are exercisable immediately prior to the merger. In the merger, each outstanding right to purchase shares of our Common Stock under our Employee Stock Purchase Plan, as amended, will be converted into a right to purchase shares of Nuvelo-Delaware Common Stock on the same terms and conditions.

      Upon completion of the merger, all of our options issued outside of the plans described above and all of our outstanding warrants will be converted automatically into options or warrants, as the case may be, to acquire a number of shares of Nuvelo-Delaware Common Stock equal to the number of shares of our Common Stock for which they are exercisable immediately prior to the merger.

      Indebtedness of Nuvelo. All of our indebtedness outstanding upon completion of the merger will be assumed by Nuvelo-Delaware in connection with the merger. To our knowledge, none of our indebtedness will be accelerated as a result of the proposed transaction.

      Trading of our Common Stock. It is anticipated that the Common Stock of Nuvelo-Delaware will be quoted on the Nasdaq National Market without interruption, and that certificates representing shares of our Common Stock will constitute “good delivery” of shares of Nuvelo-Delaware in transactions subsequent to the merger. It is anticipated that the shares of Nuvelo-Delaware Common Stock will continue to be represented by the same ticker symbol, NUVO, and the same CUSIP number that is currently used for our Common Stock (unless the CUSIP number is changed in connection with a reverse stock split, as described in Proposal No. 3 below).

      In the merger, shares of our Common Stock will be converted, share for share, without any action on the part of the holder thereof, into shares of Common Stock of Nuvelo-Delaware. All shares of Nuvelo-Delaware Common Stock to be issued in the merger will be validly issued, fully paid and nonassessable. Each certificate representing outstanding shares of our Common Stock will continue to represent the same number of shares of Nuvelo-Delaware until submitted for transfer to our transfer agent. You will not need to exchange your existing stock certificates for stock certificates of Nuvelo-Delaware (although you will need to exchange them if we complete a reverse stock split, as described under Proposal No. 3 below).

      U.S. Stock Transfer Corporation, our transfer agent and registrar, will act as the transfer agent and registrar for Nuvelo-Delaware.

      Consequences Under the Securities Act. The shares of Nuvelo-Delaware Common Stock to be issued in exchange for shares of our Common Stock are not being registered under the Securities Act of 1933, as amended, in reliance on Rule 145(a)(2) under the Securities Act and SEC interpretations. Rule 145(a)(2) provides that a merger which has as its “sole purpose” a change in the domicile of a corporation does not involve the sale of securities for purposes of the Securities Act. Given SEC interpretations of this rule, we believe that the changes that are being made to the rights of our stockholders as described below under “Comparison of Stockholder Rights Before and After the Reincorporation” will not render Rule 145(a)(2) inapplicable.

      After the reincorporation, Nuvelo-Delaware will file periodic reports and other documents with the SEC and provide to its stockholders the same types of information that we currently provide. Stockholders whose Common Stock is freely tradable before the reincorporation will have freely tradable shares of Nuvelo-Delaware Common Stock. Stockholders holding restricted shares of our Common Stock will have shares of Nuvelo-Delaware Common Stock which are subject to the same restrictions on transfer as those to which their present shares of Common Stock are subject, and their stock certificates, if surrendered for replacement certificates representing shares of Nuvelo-Delaware Common Stock, will bear a similar restrictive legend as appears on their present stock certificates. For purposes of computing compliance with the holding period requirement of Rule 144 under the Securities Act, stockholders will be deemed to have acquired their shares of Nuvelo-Delaware Common Stock on the date they acquired their shares of Nuvelo Common Stock.

      We currently have effective shelf registration statements under the Securities Act covering the resale of shares of our Common Stock and shares of our Common Stock issuable upon exercise of outstanding stock options and warrants. We intend to file post-effective amendments to these registration statements so that these registration statements shall be deemed to be registration statements of Nuvelo-Delaware for the purpose of continuing the offering of shares after the merger.

      Amendment, Deferral or Termination of the Merger Agreement. The Merger Agreement provides that it may be amended at any time, whether before or after its approval by our stockholders, by agreement of our Board of Directors and the Board of Directors of Nuvelo-Delaware, subject to any restrictions imposed by the DGCL and the NRS. The DGCL will not permit an amendment to the Merger Agreement after approval by our stockholders, absent further stockholder approval, if such amendment would adversely affect the holders of our outstanding common stock. Similarly, the NRS will not permit an amendment to the Merger Agreement after approval by our stockholders, absent further stockholder approval, if such amendment would alter or change the manner or basis for exchange of our common stock under the Merger Agreement or would alter or change any terms of the Merger Agreement in a manner that adversely affects out stockholders. The Merger Agreement also provides that our Board of Directors may terminate and abandon the merger for any reason.

Comparison of Stockholder Rights Before and After the Reincorporation

      Upon completion of the merger, our stockholders will become stockholders of Nuvelo-Delaware, and their rights will be governed by the DGCL and other applicable Delaware law, the Delaware Charter, the Delaware Bylaws and our Rights Agreement.

      While there are substantial similarities between Delaware law and Nevada law, as well as between our amended and restated articles of incorporation and bylaws (which we refer to as our Charter and Bylaws) and the Nuvelo-Delaware Charter and Bylaws, a number of differences do exist. The following is a comparison of the material differences between the rights of our stockholders prior to the merger and the rights they will have as stockholders of Nuvelo-Delaware after completion of the merger. This summary is not intended to be a complete discussion of those material differences, and it is qualified in its entirety by reference to applicable Delaware and Nevada law and the various documents of Nuvelo and Nuvelo-Delaware described in this summary. You should carefully read these documents in their entirety for a more complete understanding of the material differences between your rights as a stockholder of ours before the merger and as a stockholder of Nuvelo-Delaware after the merger.

	Nuvelo	Nuvelo-Delaware

Removal of Directors	Under Nevada law, directors may be removed from office by a two-thirds stockholder vote, or if provided for in the articles of incorporation, by the vote of a larger percentage of shares. However, if a corporation’s articles of incorporation provide for cumulative voting to elect directors, such directors may not be removed other than by a vote or a sufficient number of shares to have prevented their election in the first instance.	Under Delaware law, directors may be removed from office by a majority stockholder vote and in the case of corporations with classified boards, stockholders may effect such removal only for cause.
Our Bylaws provide that any director or the entire board of directors may be removed, with cause, by the holders of 66 2/3% of the voting rights of the shares then entitled to vote at an election of directors.
Amendment of Articles of Incorporation or Certificate of Incorporation	Under Nevada law and our Charter, the Charter may be amended by the affirmative vote of the holders of a majority of the voting rights of all classes of stock entitled to vote. However, the affirmative vote of the holders of 66 2/3% of the voting rights is required to amend, repeal or adopt any provision inconsistent with the provisions of the Charter relating to:

• stockholder action only being allowed at a duly called annual or special meeting;

• the authority and power of our Board of Directors and the procedure required to amend our Bylaws;

• the authority of our Board of Directors to consider factors other than price when evaluating whether to accept an offer to acquire us or our assets;

• the percentage of the shares necessary to amend the Charter;

	• the elimination of directors’ personal liability for monetary damages arising from their negligence and gross negligence;	Under Delaware law and the Delaware Charter, the Delaware Charter may be amended by the affirmative vote of the holders of a majority of the voting rights of all classes of stock entitled to vote. However, the affirmative vote of the holders of 66 2/3% of the voting power of all of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter, repeal or adopt any provision inconsistent with the provisions of the Delaware Charter relating to substantially the same items as set forth in the Nuvelo Charter, other than the authority of the Nuvelo-Delaware Board of Directors to consider factors other than price when evaluating whether to accept an offer to acquire Nuvelo-Delaware or its assets.

	Nuvelo	Nuvelo-Delaware

and • indemnification of directors, officers and other persons.
Annual Meeting	Our Bylaws provide that the annual meeting of stockholders shall be held not less than 30 days after delivery of the annual report, but within 6 months after the end of each fiscal year.	The Delaware Bylaws do not contain such a provision.
Delivery and Notice Requirements of Stockholder Nominations and Proposals	Our Bylaws provide that for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must notify our secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from that anniversary date, then notice must be delivered no earlier than 90 days before the annual meeting and no later than 60 days before the annual meeting, or no later than 10 days after the day on which public announcement of the date of the annual meeting is first made by us.	The Delaware Bylaws provide that for a stockholder proposal to be brought properly before an annual meeting, the stockholder must notify the corporate secretary of Nuvelo-Delaware within the same time-frames as currently apply for stockholders of Nuvelo bringing nominations or other business before a Nuvelo annual meeting.
	Our Bylaws also provide that in the event that the number of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by us at least 70 days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will be timely, with respect to nominees for any new positions created by that increase, if it is delivered to our secretary not later than 10 days after the first public announcement by us of the increase.	The Delaware Bylaws contain similar provisions (although if the annual meeting is held more than 30 days before or 60 days after the first anniversary of the preceding year’s annual meeting, the 10 day notice provision applies if no public announcement is given at least 70 days prior to such annual meeting).
Proxy	Under Nevada law, at any meeting of the stockholders of a corporation, a stockholder may	Under Delaware law, at any meeting of the stockholders of a corporation, a stockholder may

Nuvelo	Nuvelo-Delaware

designate another person to act as a proxy. A proxy is effective only for a period of six months, unless it is coupled with an interest or unless otherwise provided in the proxy. No proxy shall be valid for more than seven years. Our Bylaws provide that no proxy shall be valid after three years from its date of execution, unless the proxy provides for a longer period.	designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
Dividends	Under Nevada law, the board of directors may make distributions to stockholders, unless otherwise provided in the articles of incorporation. However, no distribution may be made if it would cause:

• the corporation to be unable to pay its debts as they become due; or

• except as otherwise specifically allowed by the articles of incorporation, the corporation’s assets to be less than the sum of its liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential stockholders whose rights are superior to those receiving the distribution.	Under Delaware law, a corporation may pay dividends out of surplus or net profits for the current or preceding fiscal year, provided that the capital of the corporation is not less than the aggregate liquidation preference of the corporation’s outstanding stock having a preference upon distribution of assets.
Limitation of Personal Liability of Directors and Officers	In accordance with Nevada law, our Charter provides that none of our directors or officers shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a However, this provision excludes any limitation on liability for:

• acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or

• the payment of distributions in violation of Nevada law.	Under Delaware law, a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, other than liability for:

• any breach of the director’s duty of loyalty,

• acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

• certain unlawful dividend payments or stock redemptions or repurchases, or

• any transaction for which the

Nuvelo	Nuvelo-Delaware

director derives an improper personal benefit.

The Nuvelo-Delaware Charter eliminates the personal liability of directors to the corporation or its stockholder for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law.
Indemnification of Officers and Directors; Advancement of Expenses	In accordance with Nevada law, our Bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was an officer, director or agent of us against losses actually and reasonably incurred by that person if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. If the proceeding is a criminal proceeding, the person to be indemnified must have had no reasonable cause to believe their conduct was unlawful. We will provide similar indemnification to a person for expenses, including amounts paid in settlement, resulting from an action by or in the right of Nuvelo, except that no indemnification will be made if that person is adjudged by a court of competent jurisdiction after exhaustion of all appeals to be liable to the corporation or for amounts paid in settlement to the corporation unless the court determines that the person is fairly and reasonably entitled to indemnity for expenses.	In accordance with Delaware law, the Delaware Bylaws contain provisions regarding indemnification that are identical to those contained in the Nuvelo Bylaws, except that with respect to indemnification by or in the right of the corporation:

• the Delaware Bylaws do not address indemnification for amounts paid in settlement, and

• the exception to indemnification if a person is adjudged by a court of competent jurisdiction to be liable to the corporation does not specify exhaustion of all appeals.

The Nuvelo-Delaware Charter contains provisions permitting Nuvelo-Delaware to provide indemnification and advancement of expenses to the fullest extent permitted by law.
Nevada law provides that the articles of incorporation or bylaws of a corporation may provide that expenses incurred by an officer, director or agent of us shall be paid by us as they are incurred and before the final disposition of the proceeding upon receipt of an undertaking	Delaware law permits advancement of expenses under circumstances that are similar to those for which Nevada law permits mandatory advancement of expenses. However, the Delaware Bylaws also make advancement of expenses mandatory.

Nuvelo	Nuvelo-Delaware

by or on behalf of that person to repay the amount if it is ultimately be determined by a court that he or she is not entitled to be indemnified by the corporation. Our Bylaws contain such a provision.
Appraisal Rights	Nevada law provides that stockholders have the right to dissent and instead demand payment of the fair cash value of their shares in the event of:

• a merger, if approval by the stockholders is required or if the Nevada corporation is a subsidiary and is merged with its parent,

• a plan of exchange in which the Nevada corporation’s securities will be acquired, or

• any corporate action taken pursuant to a vote of the stockholders, if the articles of incorporation, bylaws or a board resolution provides for dissenters’ rights.	Delaware law provides that stockholders have the right to dissent and instead demand payment of the fair cash value of their shares in the event of:

• most types of mergers, other than a merger between a parent and a wholly-owned subsidiary, or

• if provided for in the certificate of incorporation, an amendment to the certificate of incorporation, any merger or consolidation to which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation.
Unless a corporation’s articles of incorporation provide otherwise, dissenters do not have rights of appraisal with respect to a merger or consolidation by a corporation, if the shares of the corporation are either:

• listed on a national securities exchange,

• designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or

• held by at least 2,000 stockholders of record,

However, this exception does not apply if the stockholders receive in exchange for their shares anything other than cash, shares, or cash and shares. In each case, the shares must be of the surviving corporation or of another corporation that is publicly listed or held by more than 2,000 stockholders.	Delaware law contains a similar exception to appraisal rights with respect to a merger or consolidation by a corporation with shares either listed on an exchange, designated as a national market system security or held by at least 2,000 stockholders of record. However, this exception does not apply if the stockholders receive in exchange for their shares anything other than cash in lieu of fractional shares, shares, or a combination of the foregoing. In each case, the shares must be of the surviving corporation or of another corporation that are publicly listed or held by more than 2,000 stockholders.

	Nuvelo	Nuvelo-Delaware

Certain Business Combination Restrictions	Nevada law prohibits certain business combinations between a corporation and an “interested stockholder” (one beneficially holding, directly or indirectly, at least 10% of the outstanding voting stock) for three years after such person became an interested stockholder.

Nevada law will permit, however, business combinations that meet all requirements of the corporation’s articles of incorporation and either:

• are approved by the board of directors before the interested stockholder became an interested stockholder (or as to which the purchase of shares made by the interested stockholder had been approved by the board of directors before the date of purchase),

• are approved by the affirmative vote of the holders of stock representing a majority of the voting stock (excluding voting stock of the interested stockholder and its affiliates and associates) at a meeting called for such purpose no earlier than three years after the interested stockholder became an interested stockholder, or

• the form and amount of consideration to be received by stockholders (excluding the interested stockholder) of the corporation satisfies certain tests and, with limited exceptions, the interested stockholder has not become the beneficial owner of additional voting shares of the corporation after becoming an interested stockholder and before the business combination is consummated.

A corporation may expressly exclude itself from application of the foregoing business combination provisions of Nevada law, but we have not done so.	Section 203 of the Delaware General Corporation Law provides that if a person acquires 15% or more of the voting stock of a Delaware corporation such person is an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock. The statute contains certain exceptions to this prohibition. If, for example, the board of directors approves the acquisition of stock or the transaction prior to the time that the person becomes an interested stockholder, or if the interested stockholder acquires at least 85% of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and certain employee stock plans) in one transaction, or if the transaction is approved by the board of directors and the affirmative vote of 66 2/3% of the holders of the outstanding voting stock which is not owned by the interested stockholder at a meeting of the stockholders, then the prohibition of a business combination is not applicable.

A Delaware corporation can elect in its certificate of incorporation or bylaws not to be governed by Section 203. The Delaware Charter does not contain such an election.
Inspection Rights	Under Nevada law, any stockholder who owns at least	Under Delaware law, any stockholder of record has the

	Nuvelo	Nuvelo-Delaware

	15% of the outstanding shares of the corporation’s capital stock or has been authorized in writing by the holders of at least 15% of all its issued and outstanding shares may inspect, copy and audit the books of account and all financial records of the corporation. These rights may be denied if such inspection, copies or audit is desired for any purpose not related to the stockholder’s interest in the corporation as a stockholder.	right to inspect and copy the books and records of the corporation for a proper purpose. A “proper purpose” means a purpose reasonably related to such person’s interest as a stockholder.
Constituency Provision	Nevada law provides that in considering the interests of the corporation in a possible acquisition, the directors and officers of the corporation may consider the interests of the corporation’s employees, suppliers, creditors and customers, the economy of the state and nation, the interests of the community and of society and the long-and short-term interests of the corporation and its stockholders.	Delaware Law does not contain a similar “constituency” provision.

Material Federal Income Tax Consequences of the Reincorporation

      For a summary of certain material federal income tax consequences of the reincorporation, please see “Certain Federal Income Tax Consequences” on page 22, below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE

REINCORPORATION OF NUVELO FROM A NEVADA CORPORATION
TO A DELAWARE CORPORATION AS SET FORTH IN THIS PROPOSAL NO. 2

PROPOSAL NO. 3:

APPROVAL OF SERIES OF PROPOSED AMENDMENTS
TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT

General Information

      Our Board of Directors has unanimously adopted resolutions approving, declaring advisable and recommending to the stockholders for their approval a number of proposed amendments to our Charter to effect a reverse stock split at a ratio to be determined by our Board of Directors. As described in greater detail below, the reverse stock split is proposed to be effected in order to enhance the desirability and marketability of our common stock to the financial community and the investing public, and to reduce the risk of our failing to comply with the $1.00 minimum bid price requirement for continued listing on the Nasdaq National

Market. The ratio for the reverse stock split will be no less than one-for-three and no greater than one-for-six. Our Board of Directors believes that stockholder approval of a range of reverse stock split ratios, rather than approval of a specific reverse split ratio, provides the Board of Directors with maximum flexibility to achieve the purposes of the reverse stock split. If the reverse stock split is approved by our stockholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split is in our best interests and the best interests of our stockholders. This determination, as well as the selection of the reverse stock split ratio, will be based upon several factors, including existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock.

      Even if our stockholders approve the reverse stock split, our Board of Directors may, in its sole discretion, abandon all of the proposed amendments and decide not to affect the reverse stock split.

      The text of the proposed forms of Charter amendments to affect the reverse stock split are attached to this proxy statement as Appendices D-1 through D-4. The amendments will reduce the outstanding number of shares of common stock by the ratio selected by the Board of Directors, although will not change the number of authorized shares of our common stock or preferred stock or the par value of our common stock or preferred stock.

Reasons for the Reverse Stock Split

      Our Board of Directors believes that a reverse stock split may enhance the desirability and marketability of our common stock to the financial community and the investing public. Our Board of Directors believes that the current market price of our common stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their own portfolios, which reduces the number of potential buyers of our common stock. Some brokerage houses all have policies and practices that tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of lower-priced stock unattractive to brokers from an economic standpoint. In addition, analysts at many leading brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Our Board of Directors believes that if the reverse stock split has the effect of raising the trading price of our common stock, this may increase the attractiveness of our common stock to the investment community and possibly promote greater liquidity for our existing stockholders.

      To be quoted on the Nasdaq National Market, among other things, a company’s common stock must maintain a minimum closing bid price of $1.00 per share. If the closing bid price drops below $1.00 for 30 consecutive trading days, Nasdaq will forward a deficiency notice stating that the company has 180 days in which to regain compliance. To regain compliance, the closing bid price be at least equal to $1.00 for a minimum of 10 consecutive trading days during this 180-day period. If the company does not regain compliance during this period, Nasdaq will provide written notification that the company’s common stock will be delisted from the Nasdaq National Market. On January 29, 2003, we received a deficiency notice from Nasdaq stating that the closing bid price of our common stock had remained under $1.00 per share for thirty consecutive trading days, although we have since been informed by Nasdaq that we have regained compliance with Nasdaq’s minimum bid price rule. Our Board of Directors believes that a reverse stock split may reduce the risk that we fail to satisfy the minimum bid price requirement in the future. Some of the potential consequences of having our common stock delisted from the Nasdaq National Market are discussed below.

Potential Consequences of Delisting from the Nasdaq National Market

      Companies that are delisted from the Nasdaq National Market can apply for listing on the Nasdaq SmallCap Market. The Nasdaq SmallCap Market also has a $1.00 minimum bid price requirement for continued listing, although companies may have up to 450 days to regain compliance (periods of noncompliance on the Nasdaq National Market must be subtracted from this 450 day period). Companies that are unable to continue listing on the Nasdaq SmallCap Market may be traded on the OTC Bulletin Board, if eligible, or through the “pink sheets.”

      There are potential benefits to being included on the Nasdaq National Market rather than on the OTC Bulletin Board, another quotation service or no quotation service at all (some of these benefits also apply for the Nasdaq SmallCap Market). Some institutional investors are prohibited under their charters from investing in companies that are not registered on a national securities exchange or listed on the Nasdaq National Market (or possibly the Nasdaq SmallCap Market). As a result, companies with common stock that has been delisted from the Nasdaq National Market may experience a decline in the market price of their common stock and a deterioration in liquidity as a result of selling pressure. This may be accompanied by an increase in the spread between the “bid” and “asked” prices quoted by market makers.

      These effects may impede a company’s access to capital, resulting in reduced flexibility to respond to capital requirements. Delisting may also have a negative impact on relationships with collaboration partners, who may perceive the company’s business less favorably as a result of the delisting.

      Delisted common stock is no longer deemed a “covered security” under Section 18 of the Securities Act, and therefore loses the corresponding “blue sky” exemption from state securities regulations. As a result, companies with delisted common stock need to comply with various state securities laws with respect to issuances of their securities, including option grants to employees. However, as public companies, they may not have the benefit of exemptions applicable to privately-held entities, which would make granting options to employees more difficult.

      In addition, the SEC has enacted special rules relating to “penny stocks,” which are equity securities that have a price of less than $5.00 per share, other than specified types of equity securities, including those authorized for quotation on Nasdaq that meet criteria established by SEC rule, and those of a “substantial issuer” (an issuer whose net tangible assets exceed $2 million, if the issuer has been in continuous operation for at least three years, or $5 million otherwise, or has average revenue of at least $6 million for the last three years). The rules require the delivery, prior to a transaction in a penny stock, of a disclosure schedule relating to the penny stock market. Broker-dealers who sell penny stocks to persons other than established customers and “accredited investors” must make a special suitability determination of the purchaser and must have received the purchaser’s written consent prior to the sale. There are also disclosure requirements regarding commissions payable to broker-dealers and registered representatives, current quotations for the securities, the rights and remedies available to investors in cases of fraud in penny stock transactions and the risks of investing in penny stocks. Monthly statements regarding recent price information for the penny stocks and information on the limited market in penny stocks must also be provided to investors.

Principal Effects of the Reverse Stock Split

      Corporate Matters. After the amendments to our Charter are filed with the Secretary of State of the State of Nevada, the market price of our common stock will likely increase substantially above the market price of our common stock immediately prior to the reverse stock split, with the post-reverse split trading price being determined, in part, by the reverse stock split ratio selected by our Board of Directors. The reverse stock split would have the following effects on the number of our shares of common stock outstanding:

•	The number of shares of our common stock issued and outstanding will be reduced from approximately 63.0 million shares as of March 31, 2003, to a range of approximately 21.0 million to 10.5 million shares, depending on the reverse stock split ratio selected by our Board of Directors.

•	A stockholder would receive one share of common stock for every three to six shares of common stock such stockholder held, depending upon the determination of the Board of Directors as to the reverse stock split ratio.

•	The number of shares of our common stock for which outstanding options and warrants are exercisable will be reduced in the same proportion as the ratio for the reverse stock split. There will be a corresponding increase in the exercise price, so that holders of options and warrants will be in the same economic position whether they exercise their options and warrants before or after completion of the reverse stock split (subject to rounding adjustments for fractional shares). As of

March 31, 2003, approximately 16,009,600 shares of our common stock are reserved for issuance under outstanding stock options and warrants.

•	The number of shares reserved for issuance under our existing stock option plans and employee stock purchase plan will also be reduced in the same proportion as the ratio for the reverse stock split. As of March 31, 2003, approximately 2,547,500 shares of our common stock are currently reserved for issuance under our existing stock option plans and employee stock purchase plan, excluding shares subject to outstanding option grants.

•	Based on approximately 62,980,575 shares of our common stock outstanding, approximately 16,009,600 shares of common stock reserved for issuance under currently outstanding but unexercised stock options and warrants, and approximately 2,547,500 shares of common stock reserved for issuance under our existing stock option plans and employee stock purchase plan, in each case as of March 31, 2003, the following table illustrates the effect of the reverse stock split on our shares of common stock that are authorized, outstanding, issuable upon exercise of outstanding options and warrants and reserved for issuance under our stock option plans and employee stock purchase plan:

		Post-Reverse Stock Split

			Approximate Number	Approximate Number	Total Number of
			of Shares Reserved	of Shares Reserved	Shares Authorized but
		Approximate	for Issuance upon	for Issuance under	not Issued or Reserved
		Number	Exercise of	Equity Comp. Plans	for Issuance under
Reverse Stock	Percentage	of Shares	Outstanding Options	(excluding	Options, Warrants and
Split Ratio	Reduction	Outstanding	and Warrants	Outstanding Options)	Comp. Plans

1 for 3	66.7%	20,993,525	5,336,533	849,166	72,820,776
1 for 4	75.0%	15,745,143	4,002,400	636,875	79,615,582
1 for 5	80.0%	12,596,115	3,201,920	509,500	83,692,465
1 for 6	83.3%	10,496,762	2,668,266	424,583	86,410,389

      If approved and effected, the reverse stock split will be realized simultaneously for all of our common stock and the ratio will be the same for all of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests or relative voting power, except to the extent that the reverse stock split would otherwise result in any of our stockholders owning a fractional share or option or to the extent the reverse stock split will increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically may experience an increase in the cost of selling their shares, and may have greater difficulty in effecting sales. As described below, stockholders otherwise entitled to fractional shares as a result of the reverse stock split will be entitled to cash payments in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock split stockholders to the extent there are stockholders presently who would otherwise receive less than one share of our common stock after the reverse stock split.

      Fractional Shares. No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders will be entitled, upon surrender of certificate(s) representing their shares, to a cash payment in lieu of fractional shares, without interest. The cash payment will equal the fraction of a share that the stockholder would otherwise be entitled to receive multiplied by the closing sales price of our common stock as reported on the Nasdaq National Market on the day of completion of the reverse stock split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except the right to receive payment as described above.

      Under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional shares that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

      As a result of our treatment of fractional shares and depending on the reverse split ratio, some stockholders may no longer be stockholders of Nuvelo on a post-split basis.

      Authorized Shares. Upon completion of the reverse stock split, the number of authorized shares of common stock will remain at 100,000,000 million shares, the number of authorized shares of Series A Preferred Stock will remain at 3,000,000 and the number of authorized shares of All Other Series Preferred Stock will remain at 5,000,000. (For the shares that will be authorized if we complete our reincorporation after the reverse stock split, please see Proposal No. 2 above.) As illustrated above, as a result of the reverse stock split we will have a greater number of authorized shares available for issuance in the future. These additional shares will be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into common stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If we issue additional shares, the ownership interests of holders of our common stock will be diluted.

      Accounting Matters. The per share net income or loss and net book value of our common stock will increase because there will be fewer shares of our common stock outstanding. The reverse stock split will not affect the par value of our common stock. As a result, on completion of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced in the same proportion as the ratio for the reverse stock split, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. In addition, after completion of the reverse stock split, all share figures for prior periods (e.g., shares outstanding and earnings per share figures) will be presented on a post-split basis.

Certain Risks Associated with the Reverse Stock Split

      The effects of the reverse stock split on the market price of our common stock cannot be guaranteed. There can be no assurance that:

•	the interest of the financial community and investing public in our common stock will increase following the reverse stock split; or

•	the market price of our common stock after the reverse stock split will remain in excess of the $1.00 minimum bid price requirement for continued listing on the Nasdaq National Market or that we will otherwise continue to meet the continued listing requirements of the Nasdaq National Market.

      In addition, there can be no assurance that, after the reverse stock split, the market price of our common stock will represent a multiple of the market price that would have existed if the reverse stock split had not occurred corresponding to the reverse stock split ratio. The market price of our common stock also will be based on many factors which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock subsequently declines, the decline as a percentage of our overall market capitalization may be greater or less than it would have been in the absence of a reverse stock split. Furthermore, while an increase in our stock price may promote greater liquidity of our common stock, as noted under “Reasons for the Reverse Stock Split” above, the reduction in the number of shares outstanding may have an adverse impact on liquidity, which could in turn adversely affect the price of our common stock.

Potential Anti-Takeover Effect

      The additional shares of common stock that would become available for issuance if the reverse stock split is approved could also be used by us to delay or prevent a change of control of Nuvelo or changes in or removal of our management, including transactions in which our stockholders might receive a premium for their shares over then-current market prices or benefit in some other manner, or that are otherwise favored by a majority of our independent stockholders. For example, without further stockholder approval, our Board of Directors could strategically sell shares of our common stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. We are not currently aware of any attempt to gain control of Nuvelo or change or remove our management, and the reverse stock split is not being accomplished to prevent any such attempt.

Determination of Ratio and Board Discretion

      The ratio of the reverse stock split shall be determined by our Board of Directors, in its sole discretion. However, the ratio shall not exceed a ratio of one-for-six or be less than a ratio of one-for-three. In determining the reverse stock split ratio, our Board of Directors will consider numerous factors including our historical and projected performance and general economic and industry trends, and will place emphasis on the expected closing price of our common stock in the period following completion of the reverse stock split. The purpose of selecting a range is to give the Board of Directors flexibility to select the most appropriate possible reverse stock split ratio based upon the factors mentioned above.

      In the event that stockholder approval for the reverse stock split is obtained, our Board of Directors will be authorized to proceed with the reverse stock split by filing with the Secretary of State of the State of Nevada the amendment to our Charter corresponding to the reverse stock split ratio that it selects and abandoning the proposed amendments relating to all other reverse stock split ratios. The Board of Directors, however, will have discretion to decide not to effect the reverse stock split and to abandon all of the proposed amendments, as permitted under NRS Section 78.390(5). In the event that our Board of Directors determines that the reverse stock split is unnecessary to achieve the purposes described above, the Board of Directors will abandon all of the proposed amendments and the reverse stock split will not be effected.

      Our Board of Directors may make any and all changes to the form of amendment that it deems necessary in order to file the amendment with the Secretary of State of the State of Nevada and to give effect to the reverse stock split under Nevada law.

Effective Date

      Assuming that our Board of Directors exercises its discretion to effect the reverse stock split, the reverse stock split will become effective as of the date and time that we file the appropriate amendment to our Charter with the Secretary of State of the State of Nevada, without any further action on the part of our stockholders and without regard to the date that any stockholder physically surrenders the stockholder’s certificates representing pre-split shares of common stock for certificates representing post-split shares. The Board of Directors, in its discretion, may delay effecting the reverse stock split and the filing of the appropriate amendment to effect the reverse stock split without resoliciting stockholder approval.

      If our stockholders also approve our reincorporation as a Delaware corporation as described in Proposal No. 2 above, we intend to complete the reincorporation promptly after we complete the reverse stock split.

Exchange of Stock Certificates

      Upon completion of the amendment to our Charter, each certificate representing pre-split shares of common stock will, until surrendered and exchanged, be deemed cancelled and, for all corporate purposes, will be deemed to represent only the number of post-split shares of common stock and the right to receive the amount of cash for any fractional shares as a result of the reverse stock split. However, a stockholder will not be entitled to receive any dividends or other distributions payable by us after the amendment is effective until that stockholder surrenders and exchanges his, her or its certificates. If there are any dividends or distributions, they will be withheld and will accumulate and be paid to the stockholder, without interest, once the stockholder surrenders and exchanges the stockholder’s certificates.

      As soon as practicable after completion of the reverse stock split, our transfer agent, U.S. Stock Transfer Corporation, will mail transmittal forms to each holder of record of certificates of our common stock that will be used in forwarding certificates for surrender and exchange for certificates representing the number of shares of our common stock the holder is entitled to receive as a consequence of the reverse split. After receipt of a transmittal form, each holder should surrender the certificates formerly representing shares of our common stock and will receive in exchange therefor certificates representing the number of shares of our common stock (or, if we also complete our reincorporation as a Delaware corporation, the number of shares of Nuvelo-Delaware) to which the holder is entitled. The transmittal form will be accompanied by instructions specifying other details of the exchange. Upon proper surrender, the stockholder will receive new certificates representing the whole number of shares of post-split common stock to which the stockholder is entitled and any cash payable in lieu of a fractional share. No stockholder will be required to pay a transfer or other fee in connection with the exchange of the stockholder’s certificates.

      Stockholders should not send in certificates representing our common stock until they receive a transmittal form from our transfer agent.

      In connection with the reverse stock split, our common stock will change its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing shares of our post-split common stock.

      In addition, to reflect the reverse stock split, our trading symbol, NUVO, will include a “D” for 20 trading days beginning on the effective date of the reverse stock split. After the end of this period, our trading symbol will revert to NUVO.

Certain Federal Income Tax Consequences

      The following is a summary of certain material federal income tax consequences of the reverse stock split and the reincorporation, but does not purport to be a complete discussion of all the possible tax considerations relating thereto. This summary is based on the provisions of the United States federal income tax law (including the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof) as of the date hereof, all of which are subject to change retroactively as well as prospectively. The company’s views regarding both the tax consequences of the reverse stock split and the reincorporation are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed below.

      This summary assumes that, at all relevant times, both the Nuvelo common stock and the Nuvelo-Delaware common stock (including both pre-split shares and post-split shares) are held as a “capital asset,” as defined in the Code (i.e., generally, property held for investment). This summary does not address the tax consequences applicable to a stockholder’s particular circumstances or to stockholders that are subject to special tax rules, including without limitation banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, traders, tax-exempt entities and persons who hold either the pre-split shares or the Nuvelo common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. Further, this summary does not discuss any state, local, foreign or other tax consequences. THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND THE REINCORPORATION.

Reverse Stock Split

      Other than the cash payments, if any, received by a stockholder in lieu of fractional shares as discussed below, no gain or loss will be recognized by a stockholder upon such stockholder’s exchange of pre-split shares for post-split shares pursuant to the reverse stock split. The aggregate tax basis of the post-split shares received pursuant to the reverse stock split (including any fraction of a post-split share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre-split shares exchanged therefor. Stockholders who receive cash in lieu of fractional share interests in the post-split shares as a result of the reverse stock split will be treated as having received the fractional shares pursuant to the reverse stock split and then as having exchanged the fractional shares for cash in a redemption by the company, and will generally recognize gain or loss equal to the difference between the amount of cash received in lieu of a fractional share and their adjusted basis allocable to the fractional share interests redeemed. Such gain or loss will be long term capital gain or loss if the pre-split shares were held for more than one year. The stockholder’s holding period for the post-split shares will include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.

Reincorporation

      The reincorporation is intended to qualify as a tax-free reorganization under Section 368(a) of the Code. Assuming such tax treatment, the following U.S. federal income tax consequences will generally result:

•	No income, gain or loss will be recognized by stockholders as a result of the exchange of shares of Nuvelo common stock for shares of Nuvelo-Delaware common stock pursuant to the reincorporation.

•	The aggregate tax basis of the Nuvelo-Delaware common stock received by each stockholder in the reincorporation will be equal to the aggregate tax basis of the Nuvelo common stock surrendered in exchange therefor.

•	The holding period of the Nuvelo-Delaware common stock received by each stockholder in the reincorporation will include the period for which such stockholder held the Nuvelo common stock surrendered in exchange therefor.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE AMENDMENTS TO OUR AMENDED AND RESTATED
ARTICLES OF INCORPORATION TO EFFECT THE REVERSE
STOCK SPLITS AS SET FORTH IN THIS PROPOSAL NO. 3

PROPOSAL NO. 4:

RATIFICATION OF

SELECTION OF INDEPENDENT AUDITORS

      At the recommendation of our Audit Committee, our Board of Directors has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. KPMG audited our financial statements for the fiscal year ended December 31, 2002. Representatives of KPMG are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of KPMG as the company’s independent auditors is not required by our By-Laws or otherwise. However, the Board of Directors is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

      The following table presents fees for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements for 2002 and 2001, and fees billed for other services rendered by KPMG during fiscal years 2002 and 2001.

	Fiscal Year Ended

	2002	2001

Audit fees(a)	$387,000	$336,200
Audit-related fees(b)	$72,000	$17,000
Tax fees(c)	$42,000	$55,800
All other fees	0	0

Total fees	$501,000	$409,000

(a)	Includes fees for the audit of our annual financial statements included in our Form 10-K, review of financial statements included in our Forms 10-Q, and fees for review of registration statements and issuance of consents.

(b)	Includes fees related to accounting and due diligence assistance related to mergers and acquisitions.

(c)	Includes fees for tax compliance, tax advice, and tax planning.

      Our Audit Committee has considered whether the independent auditor’s provision of non-audit services to our company is compatible with maintaining the auditor’s independence, and concluded that such independence has not been impaired

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RATIFICATION OF THE SELECTION OF KPMG LLP AS
THE COMPANY’S INDEPENDENT AUDITORS AS SET FORTH
IN THIS PROPOSAL NO. 4.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2003 by: (1) each of our directors; (2) each of our named executive officers (as listed on page 27); (3) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock; and (4) all of our directors and executive officers as a group. As of March 31, 2003, we had 62,980,575 shares of our common stock outstanding.

	Shares Beneficially Owned(1)

	Number of
Name and Address of Beneficial Owner(1)	Shares	Percentage

Wells Fargo Bank Indiana, N.A.(2)	5,624,620	8.8%
P.O. Box 960
Fort Wayne, IN 46801
Atlas Venture(3)	4,218,278	6.7%
890 Winter St.
Waltham, MA 02154
Oxford Bioscience Partners(4)	3,401,840	5.4%
315 Post Road West
Westport, CT 06880
CIBC(5)	3,453,256	5.5%
425 Lexington Avenue, 9th Floor
New York, NY 10017
George B. Rathmann, Ph.D.(6)	4,680,579	7.2%
Ted W. Love, M.D.(7)	404,420	*
Thomas N. McCarter, III(8)	77,219	*
Mary K. Pendergast(9)	7,500	*
Philippe O. Chambon, M.D., Ph.D.(10)	7,542,015	11.8%
Jean-Francois Formela, M.D.(11)	4,289,027	6.8%
Martin A. Vogelbaum(12)	259,052	*
Linda A. Fitzpatrick(13)	85,938	*
Peter S. Garcia(14)	142,659	*
Walter Funk, Ph.D.(15)	33,229	*
Li-Hsien Rin-Laures(16)	14,695	*
William F. Bennett(17)	150,224	*
David M. Rosen(18)	6,765	*
All Directors and Executive Officers as a Group(13 persons)	13,636,936	20.3%

*	Represents beneficial ownership of less than 1% of our common stock.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of March 31, 2003, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is our address at 675 Almanor Avenue, Sunnyvale, California 94085.

(2)	This information, except the percentage beneficially owned, is based solely on a Schedule 13G filed by Wells Fargo & Company with the SEC on March 26, 2001 with respect to its beneficial ownership of shares of common stock of Variagenics, as adjusted to reflect the exchange ratio at the time of our merger with Variagenics. Includes 4,902,094 shares of common stock and warrants to purchase 722,526 shares of common stock held by Wells Fargo Bank Indiana, N.A. (the “Bank”), as trustee, pursuant to a voting trust agreement by and among the Bank, Sprout Capital VIII, L.P., Sprout Venture Capital, L.P., DLJ Capital Corporation, DLJ ESC II, L.P. and Donaldson, Lufkin & Jenrette, Inc. Philippe O. Chambon, M.D., Ph.D. is a general partner of the general partner of Sprout Capital VIII, L.P..

(3)	This information, except the percentage beneficially owned, is based solely on a Schedule 13G filed by Atlas Venture Fund III, L.P. with the SEC on February 14, 2003, as adjusted to reflect the exchange ratio at the time of our merger with Variagenics. Includes 3,837,838 shares of common stock and warrants to purchase 310,049 shares of common stock held by Atlas Venture Fund III, L.P. and 63,650 shares of common stock and warrants to purchase 6,741 shares of common stock held by Atlas Venture Entrepreneurs’ Fund III L.P. Jean-Francois Formela, M.D., is a general partner of Atlas Venture.

(4)	This information is based solely on a Schedule 13G filed by Oxford Bioscience with the SEC on February 13, 2003, as adjusted to reflect the exchange ratio at the time of our merger with Variagenics. Includes 1,402,604 shares of common stock held of record by Oxford Bioscience Partners II, L.P., 1,051,128 shares of common stock held of record by Oxford Bioscience Partners (Bermuda) II, L.P., 307,296 shares of common stock held of record by Oxford Bioscience Partners (Adjunct) II, L.P., and 640,812 shares of common stock held of record by Oxford Bioscience Partners (GS-Adjunct) II, L.P.

(5)	This information, except the percentage beneficially owned, is based solely on a Schedule 13G filed by Canadian Imperial Bank of Commerce (“CIBC”) with the SEC on February 14, 2001, as adjusted to reflect the exchange ratio at the time of our merger with Variagenics. Includes 2,589,941 shares of common stock held by CIBC WMV Inc., a wholly-owned indirect subsidiary of CIBC, and 863,315 shares of common stock held by CIBC Employee Private Equity Fund Partners, a vehicle owned by partnerships established for the benefit of employees of CIBC to which CIBC serves as an advisor.

(6)	Represents (i) 2,843,364 shares of common stock held in trust for the benefit of the Rathmann family, for which Dr. Rathmann and his spouse serve as co-trustees; (ii) 1,551,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 31, 2003; and (iii) 285,715 shares of common stock issuable upon the exercise of warrants held by the Rathmann Family Trust.

(7)	Represents (i) 39,462 shares of common stock owned by Dr. Love, (ii) 357,813 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 31, 2003; and (iii) 7,145 shares of common stock issuable upon the exercise of warrants held by Dr. Love.

(8)	Represents (i) 19,200 shares of common stock owned by Mr. McCarter, and (ii) 58,019 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 31, 2003.

(9)	Represents 7,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 31, 2003.

(10)	Represents (i) 59,614 shares of common stock issuable upon the exercise of options to purchase common stock that are currently exercisable or exercisable within 60 days of March 31, 2003, (ii) 4,902,094 shares of common stock and warrants to purchase 722,526 shares of common stock held by Wells Fargo Bank Indiana, N.A. (the “Bank”), as trustee, pursuant to a voting trust agreement by and among the Bank, Sprout Capital VIII, L.P., Sprout Venture Capital, L.P., DLJ Capital Corporation, DLJ ESC II, L.P. and Donaldson, Lufkin & Jenrette, Inc., and (iii) 1,857,781 shares of common stock held by Sprout Capital VIII, L.P. Dr. Chambon is a general partner of the general partner of Sprout Capital VIII, L.P. and disclaims beneficial ownership of such shares and warrants, except to the extent of his pecuniary interest in the shares and warrants.

(11)	Represents (i) 62,524 shares issuable upon the exercise of options to purchase common stock that are currently exercisable or exercisable within 60 days of March 31, 2003, (ii) 3,909,713 shares of common stock and warrants to purchase 316,790 shares of common stock held by Atlas Venture. Dr. Formela is a general partner of Atlas Venture and disclaims beneficial ownership of such shares and warrants, except to the extent of his pecuniary interest in the shares and warrants.

(12)	Represents (i) 3,290 shares of common stock owned by Mr. Vogelbaum, and (ii) 255,762 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 31, 2003.

(13)	Represents 85,938 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 31, 2003.

(14)	Represents (i) 24,576 shares of common stock owned by Mr. Garcia, (ii) 110,938 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 31, 2003, and (iii) 7,145 shares of common stock issuable upon the exercise of warrants held by Mr. Garcia.

(15)	Represents 33,229 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 31, 2003.

(16)	Represents (i) 2,195 shares of common stock owned by Ms. Rin-Laures and (ii) 12,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 31, 2003. Ms. Rin-Laures ceased employment with us on December 31, 2002.

(17)	Represents (i) 28,496 shares of common stock owned by Mr. Bennett, (ii) 114,583 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 31, 2003, and (iii) 7,145 shares of common stock issuable upon the exercise of warrants held by Mr. Bennett. Mr. Bennett ceased employment with us on December 2, 2002.

(18)	Represents 6,765 shares of common stock owned by Mr. Rosen. Mr. Rosen ceased employment with us on June 21, 2002.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

      Set forth below is information regarding each of our executive officers as of March 31, 2003. Further information with regard to Dr. Rathmann and Dr. Love is presented under Proposal No. 1, above.

Name	Age	Position

George B. Rathmann	75	Chairman of the Board of Directors
Ted W. Love	44	President, Chief Executive Officer and Director
Linda A. Fitzpatrick	46	Senior Vice President of Human Resources
Peter S. Garcia	41	Senior Vice President, Chief Financial Officer and Secretary
Walter Funk	43	Vice President of Research
Luis Pena	40	Vice President of Development
Nina V. Giles	30	Vice President of Business Development

      Linda A. Fitzpatrick joined us in April 2001 as our Senior Vice President of Human Resources. Prior to joining us, Ms. Fitzpatrick served as Senior Advisor at Advanced Medicine, Inc from April 1999 to January 2001 and Vice President, Human Resources, Corporate Communications and Operations at Gilead Sciences, Inc. from 1992 to 1998. Prior to her tenure at Gilead Sciences, Ms. Fitzpatrick served eight years at Genentech, Inc. where her positions included Director, Investor Relations and Director, Compensation, Benefits and Systems. Ms. Fitzpatrick graduated with honors with a Bachelor of Science degree in Sociology and Psychology from San Francisco State University.

      Peter S. Garcia joined us in May 2001 as our Senior Vice President and Chief Financial Officer. In January 2003, Mr. Garcia began to serve as our Secretary. Prior to joining us, Mr. Garcia served as Chief Financial Officer at Novacept, Inc., from May 2000 to April 2001, Chief Financial Officer and Consultant at IntraBiotics Pharmaceuticals, Inc. from January 1999 to April 2000 and Chief Financial Officer at Dendreon Corporation from July 1996 to December 1998. Prior to this experience, Mr. Garcia worked at Amgen Inc. from 1990 to 1996 in a variety of financial executive positions, including Assistant Corporate Controller. Mr. Garcia graduated with honors with a Bachelor of Arts degree in Economics and Sociology from Stanford University, and earned his Master of Business Administration from the University of California at Los Angeles.

      Walter Funk, Ph.D. joined us in August 2000 and currently holds the position of Vice President of Research. Prior to joining us, Dr. Funk was a founding scientist at Geron Corp. from 1993 to 2000 where he was project leader on molecular biology projects focused on telomerase biology, cell immortalization and senescence. He later led the company’s genomics efforts in human stem cell biology. Dr. Funk did post-doctoral work at the University of Texas Southwestern Medical Center at Dallas in the labs of Woodring Wright and Jerry Shay and received his Ph.D. and B.Sc.(Hon) degrees in Biochemistry from the University of British Columbia. He has published over thirty journal papers and is an assignee on 7 U.S. patents.

      Nina V. Giles joined us in July 2002 as Vice President of Business Development. From February 1997 to April 2002, Ms. Giles was with Incyte Genomics, Inc., where she held various positions in the commercial organization, most recently serving as vice president, business development, where she was a leading contributor to Incyte’s revenue generation. From August 1995 to February 1997, Ms. Giles held both analyst and management positions at Frost & Sullivan. Ms. Giles attended the University of California, Davis, and received a Bachelor of Science degree in Biology.

      Luis Peña joined Nuvelo in March, 2001, bringing over 16 years of experience in drug development. Mr. Peña joined Nuvelo from Theravance, Inc. (formerly Advanced Medicine Inc.), where he served as senior director of Product Development and helped build their development organization. Prior to Theravance, Mr. Peña held various positions in manufacturing, research and development during his 12 years at Genentech, Inc. There he participated in the discovery of TNKase, a thrombolytic approved for the treatment of acute myocardial infarction, and managed their cardiovascular development portfolio, which included tPA, TNK-tPA, VEGF and oral IIbIIIa inhibitors. Mr Peña attended San Francisco State University and the University of California, Berkeley and majored in Biochemistry.

EXECUTIVE COMPENSATION

      The following table sets forth the compensation paid or accrued by us for the three fiscal years ended December 31, 2002, to or on behalf of our Chief Executive Officer, the four other most highly compensated executive officers and two additional individuals who would have been included but for the fact that they were not serving as executive officers at the end of 2002 (collectively referred to as our “named executive officers”).

Summary Compensation Table

					Long Term
					Compensation
		Annual Compensation($)
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Options/SAR(#)(2)	Compensation($)

Ted W. Love(3)	2002	535,000	—	—	200,000	—
President and Chief	2001	491,221	—	—	575,000	—
Executive Officer
Peter S. Garcia(4)	2002	250,000	—	—	75,000	—
Senior Vice President and	2001	159,167	34,000	—	225,000	—
Chief Financial Officer
Linda A. Fitzpatrick(5)	2002	200,000	—	—	75,000	—
Senior Vice President of	2001	130,449	26,250	—	175,000	—
Human Resources
Li-Hsien Rin-Laures(6)	2002	232,830	—	—	50,000	—
Senior Vice President and	2001	130,234	37,500	—	175,000	—
General Counsel
Walter Funk(7)	2002	195,000	—	—	70,000	—
Vice President of Research	2001	152,834	—	—	75,000	—
	2000	39,860	—	—	5,000
William F. Bennett(8)	2002	289,857	—	—	75,000	—
Senior Vice President of	2001	126,042	41,250	—	250,000	—
Research and Development
David M. Rosen(9)	2002	211,494	—	—	—	—
Vice President of Operations	2001	189,792	—	—	13,000	—
	2000	170,961	—	—	4,200

(1)	Excludes perquisites and other personal benefits, securities or property aggregating less than $50,000 or 10% of the total annual salary and bonus reported for each named executive officer.

(2)	The securities underlying the options are shares of our common stock.

(3)	Dr. Love has served as our President since January 2001 and as Chief Executive Officer and a director since March 2001. Salary and bonus information for the year 2002 and 2001 represents compensation paid since January 2002 and 2001, respectively.

(4)	Mr. Garcia joined us in May 2001 as our Senior Vice President and Chief Financial Officer. Salary and bonus information for the year 2002 and 2001 represents compensation paid since January 2002 and May 2001, respectively.

(5)	Ms. Fitzpatrick joined us in April 2001 as our Senior Vice President of Human Resources. Salary and bonus information for the year 2002 and 2001 represents compensation paid since January 2002 and April 2001, respectively.

(6)	Ms. Rin-Laures joined us in August 2001 as our Senior Vice President and General Counsel. On December 31, 2002, Ms. Rin-Laures ceased employment with us. Salary and bonus information for the year 2002 and 2001 represents compensation paid since January 2002 and August 2001, respectively.

(7)	Dr. Funk joined us in August 2000 as our Vice President of Research. Salary and bonus information for the year 2002, 2001, and 2000 represents compensation paid since January 2002, 2001, and August 2000, respectively.

(8)	Dr. Bennett joined us in July 2001 as our Senior Vice President of Research and Development. On December 2, 2002, Dr. Bennett ceased employment with us. Salary and bonus information for the year 2002 and 2001 represents compensation paid since January 2002 and July 2001, respectively.

(9)	Dr. Rosen joined us in March 1999 as our Vice President of Operations. On June 21, 2002, Dr. Rosen ceased employment with us. Salary and bonus information for the year 2002, 2001, and 2000 represents compensation paid since January 2002, 2001, and 2000, respectively.

      During the periods indicated above, none of the executive officers received any awards under any long-term incentive plan, and we do not have a pension plan.

Employment Agreements

      In January 2001, we entered into an employment agreement with Dr. Love. Pursuant to the agreement, we are obligated to pay Dr. Love an initial annual salary of $485,000. In addition, Dr. Love is entitled to participate in our management bonus pool, employee benefit plans maintained by us and in other benefits provided to our senior executives, including retirement and 401(k) plans, deferred compensation, medical and dental, annual vacation, paid holidays, sick leave and similar benefits.

      In connection with Dr. Love’s employment agreement, we also granted Dr. Love options to purchase an aggregate of 500,000 shares of our common stock, including:

•	an option under our 1995 Stock Option Plan to purchase 31,840 shares at an exercise price of $12.56 per share, the fair market value of our common stock on the date of grant as determined under that plan, which shares become exercisable in four equal annual installments commencing one year after the date of grant, and

•	an option to purchase 468,160 shares at an exercise price of $12.50 per share, the closing price on the date of grant, of which 150,000 shares became exercisable immediately and the remainder become exercisable in four equal annual installments commencing one year after the date of grant.

      In the event of termination of Dr. Love’s employment by us other than for cause or if there exists good reason for Dr. Love to terminate:

•	any options granted to Dr. Love in connection with this agreement or otherwise over the first four years of his employment, beginning January 11, 2001, will immediately become vested and exercisable;

•	Dr. Love’s right to exercise his options will be extended by eighteen months;

•	Dr. Love will immediately receive a lump sum payment equal to twelve months of his then-current base salary; and

•	Dr. Love’s health, disability and life insurance benefits and those for his family will continue for an additional twelve months.

      For purposes of the employment agreement, “good reason” includes events such as the material reduction of Dr. Love’s authority, duties, title or responsibilities, the material reduction of Dr. Love’s salary, and termination of Dr. Love’s employment within one year after a change of control. Dr. Love agreed that our recent merger with Variagenics does not constitute a change of control for purposes of defining good reason.

      In the event of Dr. Love’s death, the benefits described above shall be paid to his heirs. In the event Dr. Love is disabled for at least six consecutive months while employed by us, we may terminate Dr. Love, but must pay him the benefits described above.

      As provided by the terms of Dr. Love’s employment agreement, we have entered into a loan agreement with Dr. Love, pursuant to which he may borrow up to $2.0 million from us. The loan agreement provides for interest on outstanding balances to accrue at the lowest applicable federal interest rate or such other higher rate of interest, if required, to constitute a market rate of interest as contemplated by the Rules and Regulations of the Financial Accounting Standards Board and the SEC. Interest accrues but is deferred and all interest and principal is due in January 2006. The employment agreement also provides that, at any time following his first year of employment but before the third anniversary of the beginning of his employment, so long as Dr. Love has not exercised his option to purchase 150,000 of the 500,000 shares described above, Dr. Love may forfeit the option to purchase 150,000 shares in exchange for $2.0 million plus the accrued interest under the loan agreement, and the loan then becomes immediately due and payable.

      In July 2002, pursuant to the loan agreement, we loaned Dr. Love $2.0 million to repay a pre-existing loan from Dr. Rathmann to Dr. Love that had been made on February 1, 2001 in the amount of $2.0 million. The $2.0 million payment was made directly to Dr. Love and is considered a loan from us to Dr. Love under the same terms and conditions as the $2.0 million loan provided for in Dr. Love’s employment agreement.

Change of Control Arrangements

      Dr. Love’s employment agreement contains the change of control provisions described above. For purposes of this agreement, “change of control” means:

•	any event in which we sell, transfer or dispose of all or substantially all of our assets (or consummation of a similar transaction);

•	the dissolution or liquidation of Nuvelo; or

•	any merger, consolidation or transfer of securities of Nuvelo with, or into another corporation or entity, other than a merger, consolidation or transfer in which the holders of more than 50% of the shares of our capital stock immediately prior to such transaction continue to hold more than 50% of the total voting power of the surviving entity immediately after such transaction.

      We have entered into severance agreements with Mr. Garcia, Ms. Fitzpatrick, Mr. Funk, Ms. Giles and Mr. Peña. We also had severance agreements with Mr. Bennett and Ms. Rin-Laures prior to their departures. Each of the severance agreements provides that, in the event we terminate an executive’s employment other than for cause and other than as a result of executive’s death or disability, or by the executive for good reason, within six months following the consummation of our merger with Variagenics, which we completed in January 2003, the executive will receive six months of salary continuation payments and six months of continued benefits coverage.

      For purposes of the severance agreements, termination for “cause” generally means our termination of the executive as a result of the executive’s gross negligence or willful misconduct in the performance of duties on our behalf where that gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to us or our subsidiaries, repeated unexplained or unjustified absence from Nuvelo, a material and willful violation of any federal or state law, executive’s commission of any act of fraud with respect to us, or executive’s conviction of a felony or a crime involving moral turpitude causing material harm to our standing and reputation.

      For purposes of the severance agreements, “good reason” generally means the occurrence of one or more of the following events without the executive’s consent:

•	any change in the executive’s position with Nuvelo that materially reduces his or her duties or level of responsibility as in effect immediately preceding the consummation of the merger;

•	any reduction of the executive’s base compensation (other than in connection with a general decrease in base salaries for most similarly situated employees of the company or a successor corporation); or

•	the relocation of our offices at which executive is principally employed immediately prior to the consummation of the merger to a location more than 30 miles from those offices.

      All options granted under our 1995 Stock Option Plan, as amended, and our Directors Plan become immediately exercisable in the event of a change of control (as defined in that plan). “Change of Control” under these plans means:

•	an acquisition by any entity or group of beneficial ownership of more than 50% of our outstanding securities entitled to vote for the election of directors, or voting securities;

•	the commencement by an entity or group of a tender offer (other than by us or one of our subsidiaries) for more than 50% of our outstanding voting securities;

•	a merger or consolidation in which the holders of our outstanding voting securities immediately prior to the merger hold less than 50% of the outstanding voting securities of the surviving or resulting corporation;

•	a transfer of all or substantially all of our assets other than to an entity of which we hold at least 80% of the voting securities; and

•	the election of the lesser of three directors or directors constituting a majority of our Board of Directors without the approval of the incumbent Board of Directors.

      Our Board of Directors adopted a resolution providing that our recent merger with Variagenics does not constitute a change of control under these stock option plans.

      In the event of an “acquisition” under our 2002 Equity Incentive Plan, the vesting of all options and restricted stock awards outstanding under the 2002 Plan will be accelerated and such awards will be fully exercisable. For purposes of the 2002 Plan, the term “acquisition” means:

•	the acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of more than 50% of our outstanding voting securities;

•	the effective time of (1) a merger or consolidation of us with one or more corporations as a result of which the holders of our outstanding voting securities immediately prior to such merger hold less than 50% of the voting securities of the surviving or resulting corporation, or (2) a transfer of substantially all of our property or assets other than to an entity of which we own at least 50% of the voting securities; or

•	the election to our Board of Directors, without the recommendation or approval of the incumbent Board of Directors, of directors constituting a majority of the number of our directors then in office.

Option Grants in 2002

      We granted options to our executive officers under our 1995 Stock Option Plan, as amended, and 2002 Equity Incentive Plan. The following tables show for the fiscal year ended December 31, 2002, certain information regarding options granted to, exercised by, and held at year end by our named executive officers:

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted			Option Term(2)
	Options	to Employees	Exercise of Base	Expiration
Name	Granted(#)	in 2002	Price($/Sh)(1)	Date	5%($)	10%($)

Ted W. Love	200,000	6.5	2.21	8/6/12	277,971	704,434
Linda A. Fitzpatrick	75,000	2.4	2.21	8/6/12	104,239	264,163
Peter S. Garcia	75,000	2.4	2.21	8/6/12	104,239	264,163
Li-Hsien Rin-Laures	50,000	1.6	2.21	8/6/12	69,493	176,109
Walter Funk	70,000	2.3	2.21	8/6/12	97,290	246,552
William F. Bennett	75,000	2.4	2.21	8/6/12	104,239	264,163
David M. Rosen	—	—	—	—	—	—

(1)	All options have a per share exercise price equal to the fair market value of our common stock on the date of grant. These options have a 4-year vesting period with a vesting rate of 25.0% on the first anniversary of the date of grant and 2.1% monthly thereafter.

(2)	Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five-percent annual rate of appreciation in our common stock over the ten-year term of the option, and (ii) for the 10% column, a ten-percent annual rate of appreciation in our common stock over the ten-year term of the option, in each case without discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on SEC rules.

Aggregate Option Exercises in 2002; 2002 Year-End Option Values

      The following tables show for the fiscal year ended December 31, 2002, certain information regarding options exercised by, and held at year end by our named executive officers:

			Option Values at December 31, 2002

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
			Options at		Options at
	Shares		Fiscal Year End(#)(1)		Fiscal Year End($)
	Acquired at	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Ted W. Love	—	—	262,500	512,500	—	—
Linda A. Fitzpatrick	—	—	45,833	204,167	—	—
Peter S. Garcia	—	—	58,333	241,667	—	—
Li-Hsien Rin-Laures	—	—	66,667	—	—	—
Walter Funk	—	—	25,417	124,583	—	—
William F. Bennett	—	—	88,542	236,458	—	—
David M. Rosen	—	—	35,748	—	—	—

(1)	The securities underlying the options are shares of our common stock.

Equity Compensation Plan Information

      The following table sets forth information as of December 31, 2002 for all of our equity compensation plans:

			No. of Securities
			Remaining Available for
			Future Issuance Under
	No. of Securities to be	Weighted Average	Equity Compensation
	Issued Upon Exercise of	Exercise Price of	Plans Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights(a)	Warrants and Rights	Column (a))

Equity compensation plans approved by security holders	1,927,910	2.88	2,547,460
Equity compensation plans not approved by security holders	175,000	1.89	0
Total	2,102,910	2.80	2,547,460

Non-Stockholder Approved Equity Arrangements

      On June 24, 2002, we granted an option to purchase 175,000 shares of common stock at an exercise price of $1.89 per share to Nina Giles, our Vice President of Development, as an inducement to her commencement of employment with us. The option exercise price for this grant is equal to the closing sales price for our common stock on the last trading day prior to the date of grant. This option may be exercised for 30 days following her termination of employment (or one year in the event her employment is terminated as a result of her death or disability). This option has a 10 year term. This option vests in cumulative annual installments of

25%. In the event of a change of control (which has the same definition as under our 1995 Stock Option Plan, described on page 31) all of the option will become 100% vested and exercisable immediately. This option grant was not, and was not required to be, approved by our stockholders.

Compensation Committee Interlocks and Insider Participation

      During fiscal 2002, the Compensation Committee consisted of Dr. Baddour and Mr. Weist, neither of whom is (i) a present or former officer or employee of our company, or (ii) is engaged in any transactions described under the heading “Certain Transactions.”

      During fiscal 2002, the Compensation Committee consisted of Dr. Baddour and Mr. Weist, neither of whom (i) was an officer or employee of us during 2002, (ii) was formerly an officer of us or any of our subsidiaries, or (iii) has engaged in any transactions described under the heading “Certain Transactions,” with the exception of Mr. Weist, who was our Chairman from March 1994 to February 1, 2000 and our President from May 1993 until March 1994.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On August 6, 2001, we received a commitment from Dr. Rathmann to provide a line of credit to us of up to $20.0 million in aggregate principal amount, available for draw down through July 24, 2003. The line of credit agreement was amended and restated as of April 3, 2002, and this description refers to the agreement as so amended and restated. Amounts outstanding under the line of credit are to bear interest at prime plus 1% and are payable in 48 equal monthly installments beginning upon the expiration date of the line of credit of August 5, 2003. The promissory note issued pursuant to the line of credit is convertible by mutual agreement by us and Dr. Rathmann into either (a) that number of shares of our common stock as shall equal the quotient obtained by dividing the aggregate principal and interest then outstanding under the note (i) by the average closing price of our common stock on the Nasdaq National Market as reported in The Wall Street Journal for the twenty trading days ending on the second trading day immediately prior to the day of such conversion, or (ii) in connection with an offering of our equity securities, by the per share price of the common stock at which such equity securities shall be offered for sale by us or (b) if within one month of the closing of any equity financing by us for aggregate gross proceeds in excess of $10,000,000, the same equity securities issued by us in the financing, at the same purchase price, with the same exercise price, if any, at the same discount, if any, and otherwise on substantially the same terms and conditions. In the event of a change of control of us, the line of credit expires and Dr. Rathmann has no further obligation to make any advances to us. However, Dr. Rathmann agreed with us that our recent merger with Variagenics does not constitute a change of control for purposes of the line of credit.

      During fiscal year 2002, we drew down $10.0 million of the $20.0 million line of credit. As of March 31, 2003, there was $11.0 million aggregate principal amount, plus $394,222.22 accrued and unpaid interest, outstanding under the line of credit, and $9.0 million remained available for future draw-down.

      In July 2002, pursuant to the employment agreement described above, we loaned Dr. Love $2.0 million to repay a pre-existing loan from Dr. Rathmann to Dr. Love that had been made on February 1, 2001 in the amount of $2.0 million. The $2.0 million payment was made directly to Dr. Rathmann and is considered a loan from us to Dr. Love under the same terms and conditions as the $2.0 million loan provided for in Dr. Love’s employment agreement.

COMPENSATION COMMITTEE REPORT

      During fiscal year 2002, the Compensation Committee comprised Dr. Baddour, as Chairperson, and Mr. Weist. The Compensation Committee’s responsibilities include recommending to the Board the compensation for our executive officers, grants of stock options to our employees, and administering our stock option and employee stock purchase plans. The Compensation Committee bases its decisions on our executive compensation philosophy, which seeks to relate salaries, bonuses and stock option awards to our success in meeting annual and long-term performance goals, to reward individual achievement and to attract and retain qualified executives.

      We previously set our executive officers’ salaries in the low to mid-range compared to those with similar management positions in peer companies consisting primarily of other genomics and biotechnology companies. In an effort to attract additional executive officers with specific experience that we believe is necessary for our development as a biopharmaceutical company, we are setting new executive officer salaries in the mid to high salary range, as compared to similarly situated companies. The level of salaries paid to our executive officers also takes into account our technological achievements during the year, our success in entering into significant technology agreements with collaborators, as well as an evaluation of the individual performance and contribution of each executive to our performance for the year. Particular emphasis is placed on the individual officer’s level of responsibility for and role in meeting our strategic, technological and financial objectives. Because of our stage of development, the Compensation Committee has not used either the profitability or the market value of our stock as a significant factor in consideration for setting executive officer salaries.

Bonuses

      We award bonuses for accomplishments achieved during the past year. The Compensation Committee recommends to the Board the amount of the bonus, with advice from our management. The Compensation Committee makes its recommendations based upon an assessment of the individual’s contributions during the year, compared to (but not restricted to) a list of goals previously approved by management and the Compensation Committee. The Compensation Committee also considers general business and economic factors relating to us in recommending the size of the bonus pool and adjusts bonuses based on those factors as well. We did not pay any bonuses for the fiscal year ended December 31, 2002.

Stock Options

      Stock options awards are intended to align the interests of executives with the interests of the stockholders in our long-term performance. The Compensation Committee developed guidelines for executive stock option awards, in consultation with our management. The guidelines are based upon:

•	analysis of long-term incentive awards based on each individual executive’s position;

•	responsibilities, performance and contribution to the achievement of our long-term goals; and

•	competitive stock option data from other genomics and biotechnology companies.

      In addition, the Compensation Committee reviews the equity position of all executive officers on an annual basis and awards stock options to executive officers periodically.

Chief Executive Officer’s Compensation

      Dr. Love’s annual salary is $583,000. Dr. Love’s salary is not directly tied to our performance. However, his compensation, including stock options, takes into account our success in meeting our strategic, technological and financial objectives. Because of our stage of development, we have not used either the profitability or the market value of our stock as significant factors to be considered in setting Chief Executive Officer compensation.

Internal Revenue Code Section 162(m)

      Under Section 162(m) of the Internal Revenue Code, the amount of compensation paid to certain executives that is deductible with respect to our corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, our ability to obtain a corporate tax deduction for compensation paid to our executive officers to the extent consistent with the best interests of our company and our stockholders.

COMPENSATION COMMITTEE

George B. Rathmann, Ph.D., Chairperson[1]
Thomas N. McCarter, III[1]
Philippe O. Chambon, M.D., Ph.D.[1]

(1)	A member since March 27, 2003

      The Compensation Committee report on executive compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts.

AUDIT COMMITTEE REPORT

      Our Audit Committee was established on March 4, 1997 and adopted its Audit Committee charter on August 2, 2000. During fiscal year 2002, the Audit Committee comprised Mr. McCarter, as Chairperson, Dr. Baddour, and Mr. Weist. All of the members of the Audit Committee were and are “independent” directors, as determined in accordance with Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

      Management is responsible for our company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2002.

      The Audit Committee met four times during 2002 and has:

•	reviewed and discussed our company’s audited financial statements with management and the independent accountants;

•	discussed with KPMG LLP, our company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented;

•	received from KPMG LLP the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the auditors’ independence with them; and

•	considered whether the independent auditor’s provision of non-audit services to our company is compatible with maintaining the auditor’s independence, and concluded that such independence has not been impaired.

      In addition, based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

AUDIT COMMITTEE

Thomas N. McCarter III, Chairperson[1]
Mary K. Pendergast[2]
Martin A. Vogelbaum[2]

(1)	Not a member from January 31, 2003 until March 27, 2003

(2)	A member since March 27, 2003

      The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts.

STOCK PERFORMANCE GRAPH

      The following graph compares the annual percentage change in our cumulative total stockholder return on our common stock, for the period from January 1, 1998 through December 31, 2002, with the comparable return of three indexes: the Nasdaq Composite Index, the Nasdaq Biotechnology Index and the American Stock Exchange Biotech Index. We have not paid any dividends on our common stock, and no dividends are included in the representation of our performance. The graph assumes you invested $100 in our common stock and in each of the indices on December 31, 1997. The stock price performance on the graph below is not necessarily indicative of future price performance.

Performance	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Nuvelo	100.00	54.57	176.72	149.48	80.25	9.04
Nasdaq Composite Index	100.00	139.63	259.13	157.32	124.20	85.05
Nasdaq Biotechnology Index	100.00	144.28	290.92	357.81	299.83	163.92
American Stock Exchange Biotech Index	100.00	113.98	241.00	390.54	357.46	208.24

      At December 31, 2002, the closing price of our common stock was $0.87 per share.

      The stock performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

OTHER INFORMATION

Other Matters at the Meeting

      We do not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the annual meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

Annual Report on Form 10-K; Available Information

      We have filed with the SEC an Annual Report on Form 10-K. Each stockholder receiving this proxy statement will also be provided with a copy of our Annual Report to Stockholders. We will provide without charge a copy of our Directors Plan, our 1995 Plan, our 2002 Equity Incentive Plan and/or our Annual Report on Form 10-K upon written request to our Secretary. Copies of exhibits to our Annual Report on Form 10-K are available from us upon reimbursement of our reasonable costs in providing these documents and written request to our Secretary. Please address requests for these documents to: Secretary, Nuvelo, Inc., 675 Almanor Avenue, Sunnyvale, California 94085. Our filings with the SEC may be inspected at the offices of the Securities and Exchange Commission located in Washington, D.C. Documents filed electronically with the Securities and Exchange Commission may also be accessed through the website maintained by it at: www.sec.gov.

Stockholder Proposals for 2004 Annual Meeting

      Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be so included for the 2004 Annual Meeting, stockholder proposals must comply with the requirements of Rule 14a-8 and must be received by us no later than January      , 2004, unless the meeting date is before May      , 2004 or after July      , 2004, in which case a reasonable time before we begin to print and mail our proxy materials. In addition, our By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by our Secretary not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2004 Annual Meeting, such a proposal must be received by us after March 21, 2004 but no later than April 20, 2004. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, we need not present the proposal for a vote at such meeting.

By order of the Board of Directors

Dr. George B. Rathmann
Chairman of the Board of Directors

Sunnyvale, California

May      , 2003

Appendix A

AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER, dated as of                     , 2003 (the “Agreement”), is entered into by and between Nuvelo, Inc., a Nevada corporation (the “Company”), with principal address at 675 Almanor Avenue, Sunnyvale, California, and Nuvelo, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Nuvelo-Delaware” and, together with the Company, each a “Party” and collectively the “Parties”), also with principal address at 675 Almanor Avenue, Sunnyvale, California.

      WHEREAS, as of the close of business on                     , 2003, the authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of which                      shares are issued and outstanding, 3,000,000 shares of Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), no shares of which are issued and outstanding, and 5,000,000 shares of All Other Series Preferred Stock, par value $0.001 per share (“Other Preferred Stock”), 100,000 shares of which have been designated Series B Junior Participating Preferred Stock and no shares of which are issued and outstanding;

      WHEREAS, as of the close of business on the date hereof, the authorized capital stock of Nuvelo-Delaware consists of 100,000,000 shares of common stock, par value $0.001 per share (“Delaware Common Stock”), of which 100 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, par value $0.001 per share (“Delaware Preferred Stock”), 100,000 shares of which have been designated Series A Junior Participating Preferred Stock (“Delaware Series A Preferred Stock”) and no shares of which are issued and outstanding;

      WHEREAS, The Board of Directors of the Company has determined that, for the purpose of effecting the reincorporation of the Company in the State of Delaware, it is advisable and in the best interests of the Company and its stockholders that the Company merge with and into Nuvelo-Delaware (the “Merger”) upon the terms and conditions herein provided and in accordance with Section 252 of the Delaware General Corporation Law (the “DGCL”) and Chapter 92A of the Nevada Revised Statutes (the “NRS”);

      WHEREAS, for U.S. federal income tax purposes, the Parties intend that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

      WHEREAS, the respective Boards of Directors of the Parties have approved and declared advisable this Agreement and the Merger and adopted this Agreement.

      NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the Parties hereby agree as follows:

ARTICLE I

THE MERGER

      1.1     The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the NRS, at the Effective Time the Company shall be merged with and into Nuvelo-Delaware. As a result of the Merger, the separate existence of the Company shall cease and Nuvelo-Delaware shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL and the NRS.

      1.2     Effective Time. The Merger shall become effective (the “Effective Time”) upon the latest to occur of:

(a) the filing with the Secretary of State of the State of Delaware of a certificate of merger (the “Certificate of Merger”) executed and acknowledged by the Parties in accordance with the relevant provisions of the DGCL; and

(b) the filing with the Secretary of State of the State of Nevada of Articles of Merger (the “Articles of Merger”) executed and acknowledged by the Parties in accordance with the relevant provisions of the NRS.

      1.3     Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL and Section 250 of Chapter 92A of the NRS.

      1.4     Certificate of Incorporation and By-laws. (a) The Amended and Restated Certificate of Incorporation of Nuvelo-Delaware as in effect immediately prior to the Effective Time shall be the Amended and Restated Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

      (b) The By-laws of Nuvelo-Delaware as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

      1.5     Directors and Officers. The directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

      2.1     Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock or Delaware Common Stock:

(a) Each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one (the “Exchange Ratio”) fully paid and nonassessable share of Delaware Common Stock (the “Merger Consideration”). At the Effective Time, all such shares of Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. The right of any holder of a Certificate to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

(b) Each share of Delaware Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and returned to the status of authorized but unissued shares of Delaware Common Stock, without the payment of any consideration therefor.

      2.2     Stock Certificates. From and after the Effective Time, each outstanding Certificate shall be deemed for all purposes to evidence ownership of and to represent the shares of Delaware Common Stock into which the shares of Company Stock represented by such Certificate have been converted as provided herein and shall be so registered on the books and records of Nuvelo-Delaware or its transfer agents. The registered owner of any such outstanding Certificate shall, until such Certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Nuvelo-Delaware or its transfer agents, have and be entitled to exercise all voting and other rights with respect to and to receive all dividends and other distributions upon the shares of Delaware Common Stock evidenced by such outstanding Certificate as provided above.

      2.3     Stock Options; Warrants. As soon as practicable after the date hereof, the Parties shall take such actions as shall be reasonably necessary or appropriate to cause the following to occur:

(a) each outstanding stock option and warrant of the Company, whether or not then exercisable, shall be converted, without any action on the part of the holder thereof, into an option or warrant, as the case may be, to purchase a number of shares of Delaware Common Stock equal to the number of shares of Common Stock that were issuable upon exercise thereof immediately prior to the Effective Time, and shall otherwise continue to have, and be subject to , the same terms and conditions (including exercise price and vesting schedule) as set forth in the applicable option agreement or warrant, as the case may be, immediately prior to the Effective Time; and

(b) the Company’s stock option plans shall be assumed and continued as plans of Nuvelo-Delaware after the Merger.

      2.4     Rights Agreement. The Parties shall take such actions as shall be necessary or appropriate to cause Nuvelo-Delaware to assume the Rights Agreement, dated as of June 5, 1998, by and between the Company and U.S. Stock Transfer Corporation, as Rights Agent, as amended to date, and to cause the Rights issued or issuable thereunder to become exercisable for Delaware Series A Preferred Stock.

      2.5     Change in Shares. The Parties acknowledge and agree that there may occur one or more transactions (each a “Reorganization”) between the date of this Agreement and the Effective Time pursuant to which the outstanding shares of Common Stock or Delaware Common Stock may be changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination, contribution or exchange of shares. The Parties further acknowledge and agree that there shall be no adjustment to the Exchange Ratio as a result of or in connection with any such Reorganization.

ARTICLE III

MISCELLANEOUS

      3.1     Further Assurances. From time to time, as and when required by Nuvelo-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of the Company such deeds and other instruments, and there shall be taken or caused to be taken by Nuvelo-Delaware such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Nuvelo-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company and otherwise to carry out the purposes of this Agreement, and the officers and directors of Nuvelo-Delaware are fully authorized in the name and on behalf of the Company or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

      3.2     Abandonment. At any time before the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or the Articles of Merger with the Secretary of State of the State of Nevada, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either the Company or Nuvelo-Delaware, or both, notwithstanding the approval of this Agreement by the stockholders of the Company or by the sole stockholder of Nuvelo-Delaware, or by both.

      3.3     Amendment. The Boards of Directors of the Parties may amend this Agreement at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or the Articles of Merger with the Secretary of State of the State of Nevada, provided that an amendment made subsequent to the adoption and approval of this Agreement and the Merger by the stockholders of either Party shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Party, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Party.

      3.4     Parties in Interest. This Agreement shall be binding upon and insure solely to the benefit of the Parties and their respective successors and assigns and nothing herein, express or implied, is intended or shall confer upon any other person or entity any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      3.5     Governing Law. This Agreement shall be governed by the laws of the State of Delaware without regard to the conflicts of laws principles thereof.

      3.6     Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers hereunto duly authorized, all as of the date first written above.

NUVELO, INC.
a Delaware corporation

By:
Name:
Title:

NUVELO, INC.
a Nevada corporation

By:
Name:
Title:

Appendix B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION
OF
NUVELO, INC.

Pursuant to Sections 228, 242 and 245 of the

General Corporation Law of the State of Delaware

      Nuvelo, Inc., a corporation organized and existing under the laws o the State of Delaware (the “Corporation”), hereby certifies as follows:

      1.     The name of the Corporation is Nuvelo, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on                     , 2003.

      2.     This Amended and Restated Certificate of Incorporation restate and integrates and further amends the provisions of the Certificate of Incorporation, and was duly adopted pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

      3.     The entire text of the Amended and Restated Certificate of Incorporation is as follows:

I.

      The name of this corporation is Nuvelo, Inc. (the “Corporation”).

II.

      The address of the Corporation’s registered office in the State of Delaware is                               . The name of its registered agent at such address is                               .

III.

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

IV.

      The total number of shares of all classes of stock this Corporation shall have authority to issue is 105,000,000, consisting of 100,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share. The Preferred Stock may be issued from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof.

      The Board of Directors of the Corporation is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

V.

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation. Notwithstanding the foregoing, the Bylaws of the Corporation may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the Corporation, voting together as a single class.

VI.

      The Board of Directors of the Corporation shall have that number of directors set out in the Bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the Directors or stockholders of the Corporation. The Board of Directors shall be divided into three classes, as nearly equal in number as possible. The initial classification of directors shall be determined in accordance with a resolution or resolutions adopted by the Board of Directors. The term of office of the first class shall expire at the first annual meeting of stockholders or any special meeting in lieu thereof following January 1, 2004, the term of office of the second class shall expire at the second annual meeting of stockholders or any special meeting in lieu thereof following January 1, 2004 and the term of office of the third class shall expire at the third annual meeting of stockholders or any special meeting in lieu thereof following January 1, 2004. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of the stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

      Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by the stockholders. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term or his or her prior death, retirement, removal or resignation and (b) the newly created or eliminated directorships resulting from such increase or decrease shall if reasonably possible be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. Notwithstanding the foregoing, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

VII.

      Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

VIII.

      No action shall be taken by the stockholders except at a duly called annual or special meeting of stockholders. The stockholders may not take action by written consent.

      Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or as otherwise set forth in the Bylaws of the Corporation.

      An affirmative vote of the holders of shares representing a majority of the outstanding Common Stock shall be required to approve (a) the sale of U.S Patent 5,202,231, or (b) exclusive license or assignment to a single person or entity, other than a wholly-owned subsidiary, which license or assignment has the same effect as a sale of all rights, title and interest in U.S. Patent 5,202,231.

IX.

      To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      To the fullest extent permitted by law, the Corporation may indemnify and advance indemnification expenses to any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such director or officer against any liability which may be asserted against him or her and may enter contracts providing for the indemnification of any such person to the fullest extent permitted by law.

      Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

X.

      The Corporation is to have perpetual existence.

XI.

      Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

XII.

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, by an affirmative vote of the holders of a majority of the voting rights of all classes of stock entitled to vote, provided, however, that no amendment, alteration, change or repeal of any provision requiring the affirmative vote of the holders of more than a majority of the voting rights may be made unless approved by the affirmative vote of such greater number of holders. The affirmative vote of the holders of 66 2/3% of the voting rights is required to amend, repeal or adopt any provision inconsistent with the provisions of the Certificate of Incorporation relating to: (i) the requirement that all stockholder action be taken only at a duly called annual meeting or special meeting; (ii) the authority and power of the Board of Directors and the procedure required to amend the Corporation’s Bylaws; (iii) the percentage of the shares necessary to amend the Certificate of Incorporation; (iv) the elimination of Directors’ personal liability for monetary damages arising from their negligence and gross negligence; and (v) indemnification of Directors, officers and other persons.

*                    *                    *

      IN WITNESS WHERE, this Amended and Restated Certificate of Incorporation has been executed at Sunnyvale, California on this           day of                     , 2003.

Name:
Title:

Appendix C

BY-LAWS

OF
NUVELO, INC.

ARTICLE I

OFFICES

      SECTION 1.     REGISTERED OFFICE. The registered office of the corporation shall be in the                               , State of Delaware. The name of the registered agent of the corporation at such location is                               . The corporation reserves the power to change its resident agent and registered office at any time.

      SECTION 2.     OTHER OFFICES. The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II

STOCKHOLDERS

      SECTION 1.     ANNUAL MEETING. An annual meeting of the stockholders entitled under the corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) and these by-laws to vote on matters properly to be considered at an annual meeting shall be held each year on a date and at a time designated by the board of directors. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the board of directors upon public notice given prior to the date previously scheduled for such annual meeting of the stockholders. At the meeting, directors shall be elected and any other proper business may be transacted.

      SECTION 2.     SPECIAL MEETINGS. Special meetings of the stockholders may be called by the chief executive officer, president, the board of directors, or by holders of Common Stock who hold, in the aggregate, not less than fifty percent (50%) of the outstanding shares of Common Stock for the purpose or purposes stated in the call of the meeting.

      SECTION 3.     PLACE OF MEETINGS. Meetings of stockholders may be held at such place, within or without the State of Delaware, and at such time as shall be determined pursuant to Section 2 of this Article II, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      SECTION 4.     NOTICE OF MEETINGS. A written notice of each meeting of stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at the meeting. Unless otherwise provided by the General Corporation Law of the State of Delaware (“Delaware Law”), the notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, and, if mailed, shall be deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      SECTION 5.     ADVANCE NOTICE OF BUSINESS TO BE TRANSACTED AT ANNUAL MEETING.

      (a) Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the board of directors, or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving notice provided for in Section 5(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 5(b).

      (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 5(a)(iii), the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the earlier of the day on which public announcement of the date of such meeting is first made or notice is first given. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made, and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner and (B) the class and number of shares of the corporation which are owned beneficially and of record by such stockholders and such beneficial owner.

      (c) Notwithstanding anything in the second sentence of Section 5(b) to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least seventy (70) days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy (70) days prior to such annual meeting), a stockholder’s notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

      (d) Except as set forth in Section 9 of Article III, only such persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 5 and, if any proposed nomination or business is not in compliance with this Section 5, to declare that such defective nomination or proposal be disregarded.

      (e) For purposes of this Section 5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable new service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      (f) Notwithstanding the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

      SECTION 6.     WAIVER OF NOTICE. Anything herein to the contrary notwithstanding, with respect to any stockholder meeting, any stockholder who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, shall be deemed to have waived notice of such meeting unless he or she attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      SECTION 7.     QUORUM; MANNER OF ACTING AND ORDER OF BUSINESS.

      (a) Subject to the provisions of these by-laws, the Certificate of Incorporation and Delaware Law as to the vote that is required for a specified action, the presence in person or by proxy of the holders of a majority of the outstanding shares of the corporation entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. The vote of the holders of a majority of the shares of the corporation’s stock entitled to vote on the proposal, present in person or represented by proxy, shall be binding on all stockholders of the corporation, unless the vote of a greater number or voting by classes is required by law or the Certificate of Incorporation or these by-laws. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      (b) In the absence of a quorum, stockholders holding a majority of the shares present in person or by proxy and entitled to vote, regardless of whether or not they constitute a quorum, or if no stockholders are present, any officer entitled to preside at or act as secretary of the meeting, may adjourn the meeting to another time and place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty (30) days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 4 of this Article II.

      (c) Meetings of the stockholders shall be presided over by the chairman of the board, or in his or her absence by the chief executive officer, or in his or her absence by the president, or in his or her absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at all meetings of the stockholders shall be determined by the chairman. The order of business so determined, however, may be changed by vote of the holders of a majority of the shares present at the meeting in person or represented by proxy.

      SECTION 8. VOTING; PROXIES.

      (a) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 6 of Article VI. All elections of directors shall be by written ballot.

      (b) Each stockholder entitled to vote at any meeting of stockholders may authorize another person to act for such stockholder by proxy. No proxy shall be valid after three years from its date of execution, unless the proxy provides for a longer period.

      SECTION 9. INSPECTORS OF ELECTION.

      (a) In advance of any meeting of stockholders, the board of directors may appoint inspectors of election to act at each meeting of stockholders and any adjournment thereof. If inspectors of election are not so appointed, the chairman of the meeting may, and upon the request of any stockholder or any stockholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at the meeting upon the request of one or more stockholders or proxies, the vote of the holders of a majority of shares present shall determine whether one or three inspectors are appointed. In any case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the directors in advance of the convening of the meeting or at the meeting by the person acting as chairman.

      (b) The inspectors of election shall determine the outstanding stock of the corporation, the stock represented at the meeting and the existence of a quorum, shall receive votes, ballots, or consents, shall count and tabulate all votes and shall determine the result; and in connection therewith, the inspectors shall determine the authority, validity and effect of proxies, hear and determine all challenges and questions, and do such other ministerial acts as may be proper to conduct the election or vote with fairness to all stockholders.

      If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. If no inspectors of election are appointed, the secretary shall pass upon all questions and shall have all other duties specified in this Section 9.

      (c) Upon request of the chairman of the meeting or any stockholder or stockholder’s proxy, the inspector(s) of election shall make a report in writing of any challenge or question or other matter determined by the inspector(s) and shall execute a certificate of any fact found in connection therewith. Any such report or certificate shall be filed with the record of the meeting.

      SECTION 10. NO ACTION WITHOUT A MEETING. No action of the stockholders may be taken by written consent.

      SECTION 11. REVOCATION OF CONSENT. Any stockholder giving a written consent, or the stockholder’s proxyholders, or a transferee of the shares or a personal representative of the stockholder or its respective proxyholder, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

ARTICLE III

DIRECTORS

      SECTION 1.     NUMBER, TENURE AND QUALIFICATIONS.

      (a) The number of directors of the corporation shall consist of not less than two (2) nor more than nine (9) directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors. A director shall hold office until the later of (i) the next annual meeting of the stockholders of the corporation immediately following, or (ii) coinciding with the expiration of the director’s term or until the director’s successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be residents of the State of Delaware or stockholders of the corporation.

      (b) Any director or the entire board of directors may be removed, with cause, by the holders of 66 2/3% of the voting rights of the shares then entitled to vote at an election of directors, unless otherwise provided under Delaware Law or the Certificate of Incorporation.

      (c) No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

      (d) There shall be no right with respect to shares of stock of the corporation to cumulate votes in the election of directors.

      SECTION 2.     RESIGNATIONS. Any director may resign at any time by giving written notice to the chairman of the board or to the chief executive officer or to the president.

      SECTION 3.     MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the chief executive officer, the president or a majority of the directors. The person or persons authorized to call meetings of the board of directors may fix any place as the place for holding any meeting of the board of directors called by them. Meetings of the board of directors may be held within or outside the State of Delaware.

      SECTION 4.     BUSINESS OF MEETINGS. Except as otherwise expressly provided in these by-laws, any and all business may be transacted at any meeting of the board of directors.

      SECTION 5.     NOTICE OF MEETINGS. Notice of any meeting shall be given at least one (1) day previous thereto by prior written notice to each director at such director’s principal place of business.

      SECTION 6.     ATTENDANCE BY TELEPHONE. Directors may participate in meetings of the board of directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear one another, and such participation shall constitute presence in person at the meeting.

      SECTION 7.     QUORUM AND MANNER OF ACTING; ADJOURNMENT. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the board of directors and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board.

      SECTION 8.     ACTION WITHOUT A MEETING. Any action which could be taken at a meeting of the board of directors may be taken without a meeting if all of the directors consent to the action in writing and the writing or writings are filed with the minutes of proceedings of the board. Written consents representing actions taken by the board may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

      SECTION 9.     FILLING OF VACANCIES.

      (a) A vacancy or vacancies in the board of directors shall exist when any previously authorized position of director is not then filled by a duly elected director, whether caused by death, resignation or removal. Vacancies caused by reason of death, resignation or removal shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

      (b) Vacancies and newly created directorships resulting from an increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

      (c) If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the Certificate of Incorporation or the by-laws, or may apply to a court of appropriate jurisdiction for a decree summarily ordering an election.

      SECTION 10.     COMPENSATION OF DIRECTORS. The board of directors shall have the authority to fix the compensation of directors, unless otherwise provided in the Certificate of Incorporation.

      SECTION 11.     PRESIDING OFFICER. The presiding officer at any meeting of the board of directors shall be the chairman of the board, or in his or her absence, any other director elected chairman by vote of a majority of the directors present at the meeting.

      SECTION 12.     COMMITTEES. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate one (1) or more committees, each committee to consist of one (1) or more directors of the corporation, which committees, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. The board of directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

      SECTION 13.     WAIVER OF NOTICE. Anything herein to the contrary notwithstanding, with respect to any meeting of the board of directors, any director who in person shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person, shall be deemed to have waived notice of such meeting unless he or she attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE IV

OFFICERS

      SECTION 1.     NUMBER. The officers of the corporation may consist of the chairman of the board, the chief executive officer, the president, one or more vice presidents (the number thereof to be determined by the board of directors), the secretary, the treasurer, the registered agent, and such assistant secretaries and assistant treasurers or any other officers thereunto authorized or elected by the board of directors. Any two or more offices may be held by the same person.

      SECTION 2.     ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected by the board of directors at their first meeting and thereafter at any subsequent meeting and shall hold their offices for such term as determined by the board of directors. Each officer shall hold office until such officer’s successor is duly elected and qualified, or until such officer’s death or disability, or until such officer resigns or is removed from his or her duties in the manner hereinafter provided.

      SECTION 3.     REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors, then in office, at any meeting of the board of directors. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein.

      SECTION 4.     VACANCIES. A vacancy in any office because of death, resignation or removal or any other cause may be filled for the unexpired portion of the term by the board of directors.

      SECTION 5.     CHAIRMAN OF THE BOARD. The chairman of the board of the corporation shall preside at all meetings of the board of directors, and at all stockholders’ meetings, whether annual or special, at which he or she is present and shall exercise such other powers and perform such other duties as the board of directors may from time to time assign to him or her or as may be prescribed by these by-laws. In the event that the chairman of the board is not present at a directors’ or stockholders’ meeting the chief executive officer, or in his or her absence the president of the corporation, shall serve in his or her place and stead. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he or she may execute for the corporation, certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation, or either individually with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

      SECTION 6.     CHIEF EXECUTIVE OFFICER. Subject to the direction and control of the board of directors, the chief executive officer shall be in charge of the general management and supervision over the property, affairs and business of the corporation. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he or she may execute for the corporation, certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation, or either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He or she may vote all securities which the corporation is entitled to vote, except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

      SECTION 7.     PRESIDENT. Subject to the direction and control of the board of directors and the chief executive officer, the president shall be in charge of the general management and supervision over the operating functions of the corporation; he or she shall see that the resolutions and directions of the board of directors are carried into effect, except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and in general, he or she shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he or she may execute for the corporation, certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation, or either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

      SECTION 8.     VICE PRESIDENT. The vice president (or in the event there be more than one vice president, each of the vice presidents), if one shall be elected, shall assist the president in the discharge of his or her duties, as the president may direct and shall perform such other duties as from time to time may be assigned to him or her by the president or by the board of directors. In the absence of the president or in the event of his or her inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board of directors, or by the president if the board of directors have not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the president, and when so acting, shall have the powers of and be subject to all the restrictions upon the president.

      Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation, or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice president (or each of them if there are more than one) may execute for the corporation, certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation, and either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

      SECTION 9.     TREASURER. The treasurer, if any, shall be the principal accounting and financial officer of the corporation. The treasurer shall: (i) have charge of and be responsible for the maintenance of the adequate books and records for the corporation; (ii) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (iii) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors may determine.

      SECTION 10.     SECRETARY. The secretary shall: (i) record the minutes of the stockholders and of the board of directors’ meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (iii) be custodian of the corporate books and records and of the seal of the corporation; (iv) keep a register of the post-office address of each stockholder which shall be furnished to the secretary by such stockholder; (v) sign with the chairman of the board or the chief executive officer or the president or a vice president or any other officer thereunto authorized by the board of directors, certificates for the shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (vi) have general charge of the stock transfer books of the corporation; (vii) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors. The secretary will also supply to the registered agent, and maintain, a current statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger specified in the section is kept.

      SECTION 11.     REGISTERED AGENT. The registered agent shall be in charge of the corporation’s registered office in the State of Delaware, upon whom process against the corporation may be served and shall perform all duties required by statute.

      SECTION 12.     ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the board of directors. When the secretary is unavailable, any assistant secretary may sign with the chief executive officer, the president, or a vice president, or any other officer thereunto authorized by the board of directors, any contracts, deeds, mortgages, bonds or other instruments according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

      SECTION 13.     SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

      SECTION 1.     CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

      SECTION 2.     LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

      SECTION 3.     CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued by the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

      SECTION 4.     DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

ARTICLE VI

CERTIFICATES OF STOCK AND THEIR TRANSFER

      SECTION 1.     STOCK RECORD AND CERTIFICATES. Records shall be kept by or on behalf of the corporation, which shall contain the names and addresses of stockholders, the number of shares held by them respectively, and the number of certificates, if any, representing the shares, and in which there shall be recorded all transfers of shares. Every stockholder shall be entitled to a certificate signed by the chairman of the board of directors, or the chief executive officer or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the class and number of shares owned by him or her in the corporation, provided that any and all signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue.

      SECTION 2.     TRANSFER AGENTS AND REGISTRARS. The board of directors may, in its discretion, appoint one or more responsible banks or trust companies as the board may deem advisable, from time to time, to act as transfer agents and registrars of shares of the corporation; and, when such appointments shall have been made, no certificate for shares of the corporation shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

      SECTION 3.     STOCKHOLDERS’ ADDRESSES. Every stockholder or transferee shall furnish the secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such stockholder or transferee, and in default thereof, such stockholder or transferee shall not be entitled to service or mailing of any such notice.

      SECTION 4.     LOST CERTIFICATES. In case any certificate for shares of the corporation is lost, stolen or destroyed, the board of directors, in its discretion, or any transfer agent duly authorized by the board, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed. The corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertified shares.

      SECTION 5.     DISTRIBUTIONS TO STOCKHOLDERS. To the extent permitted by Delaware Law and subject to any restrictions contained in the Certificate of Incorporation, the directors may declare and pay dividends upon the shares of its capital stock in the manner and upon the terms and conditions provided by Delaware Law and the Certificate of Incorporation.

      SECTION 6.     RECORD DATES. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date which shall be not more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, and not more than sixty (60) days prior to any other action. In such case, those stockholders, and only those stockholders, who are stockholders of record on the date fixed by the board of directors shall, notwithstanding any subsequent transfer of shares on the books of the corporation, be entitled to notice of and to vote at such meeting of stockholders, or any adjournment thereof, or be entitled to receive payment of such dividend or other distribution or allotment of rights, or entitled to exercise rights in respect of any such change, conversion or exchange of shares or to participate in any such other lawful action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

      SECTION 7.     TRANSFERS OF SHARES. Shares of the corporation may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates, or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the corporation to pay any distribution upon the shares to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation.

      SECTION 8.     REPURCHASE OF SHARES ON OPEN MARKET. The corporation may purchase its shares on the open market and invest its assets in its own shares, provided that in each case the consent of the board of directors shall have been obtained.

ARTICLE VII

INDEMNIFICATION AND INSURANCE

      SECTION 1.     DEFINITIONS. For the purposes of this Article VII the following definitions shall apply:

      “Agent” means any person who: (i) is or was a director, officer, employee, or other agent of this corporation; or (ii) is or was serving at the request of this corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise (“enterprise”).

      “Proceeding” means any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative, or investigative and whether internal or external to the corporation.

      “Expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under this Article VII.

      “Losses” mean the total amount which the agent becomes legally obligated to pay in connection with any proceeding, including judgments, fines, amounts paid in settlement and Expenses.

      SECTION 2.     THIRD PARTY ACTIONS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was an Agent of the corporation against Losses actually and reasonably incurred by the person in connection with such Proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in such a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

      SECTION 3.     ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an Agent of the corporation against Expenses actually and reasonably incurred by the person in connection with the defense or settlement of such Proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses as the court shall deem proper.

      SECTION 4.     SUCCESSFUL DEFENSE. To the extent that an Agent of the corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Sections 2 and 3 of this Article VII, or in defense of any claim, issue or matter therein, he or she must be indemnified against Expenses actually and reasonably incurred by him or her in connection therewith.

      SECTION 5.     DETERMINATION OF CONDUCT. Any indemnification under Sections 2 and 3 of this Article VII, (unless ordered by a court or advanced pursuant to Section 6 of this Article VII) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 2 and 3 of this Article VII. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such Proceeding, or (b) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) if a majority vote of a quorum consisting of directors who were not parties to the Proceeding so orders, by independent legal counsel in a written opinion, or (d) by the stockholders.

      SECTION 6.     PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred by an Agent in connection with a Proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such Agent to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation as authorized in this Article VII.

      SECTION 7.     INDEMNITY NOT EXCLUSIVE. The indemnification and advancement of Expenses provided by, or granted pursuant to, the other provisions of this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of Expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

      SECTION 8.     INSURANCE INDEMNIFICATION. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Agent of the corporation against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this Article VII.

      SECTION 9.     HEIRS, EXECUTORS AND ADMINISTRATORS. The indemnification and advancement of Expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      SECTION 10.     FURTHER AMENDMENT. Notwithstanding any provision in this Article VII to the contrary, in the event the Delaware Law is either amended to provide, or interpreted by judicial or other binding legal decision to provide, broader indemnification rights than those contained herein, such broader indemnification rights shall be provided to any and all persons entitled to be indemnified pursuant to the Delaware Law the intent of this provision being to permit the corporation to indemnify, to the full extent permitted by Delaware Law, persons whom it may indemnify thereunder.

ARTICLE VIII

AMENDMENTS

      The by-laws may be amended, altered or repealed by a majority vote of the directors or by an affirmative vote by the holders of 66 2/3% of the voting rights of all classes of stock entitled to vote. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with Delaware Law or the Certificate of Incorporation.

*                    *                    *

      The foregoing by-laws have been duly adopted (a) by this corporation’s board of directors at a meeting duly held on April      , 2003 and (b) by this corporation’s stockholders at a meeting held on April      , 2003.

By:
Name:
Title:

[Attest:]

By:

Name:

Title:

Appendix D-1

CERTIFICATE OF AMENDMENT

TO
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
NUVELO, INC.

Pursuant to NRS Sections 78.385 and 78.390

      Nuvelo, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies as follows:

      1.     The name of the Corporation is Nuvelo, Inc.

      2.     The Board of Directors of the Corporation duly adopted by unanimous written consent, dated April      , 2003, the following resolution to amend the Amended and Restated Articles of Incorporation, as amended (the “Certificate of Amendment”):

      NOW, THEREFORE, BE IT RESOLVED, that Article FOURTH of the Amended and Restated Articles of Incorporation, as amended, is hereby amended by deleting the word “The” at the beginning thereof and inserting in lieu thereof the following:

“Effective upon the filing of this Certificate of Amendment to Amended and Restated Articles of Incorporation (this “Certificate of Amendment”) with the Secretary of State of the State of Nevada (the “Effective Time” and such date of filing, the “Effective Date”), each three (3) shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically and without any action on the part of any holder thereof be reclassified and changed into one (1) share of Common Stock, par value $.001 per share (“New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Old Common Stock (the “Old Certificates”) will be entitled to receive, upon surrender of such Old Certificates to the Corporation for cancellation, a certificate or certificates (the “New Certificates”) representing that number of whole shares (rounded down to the nearest whole share) of New Common Stock into which the shares of the Old Common Stock formerly represented by such Old Certificates are reclassified and changed under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights as a stockholder of the Corporation. In lieu of any such fractional shares of New Common Stock, stockholders will be entitled to receive, upon surrender of Old Certificates to the Corporation for cancellation, an amount in cash equal to the product of the closing trading price of New Common Stock on the Effective Date and such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the closing trading price of New Common Stock on the Effective Date. From and after the Effective Time the amount of capital represented by the shares of the New Common Stock into which the shares of Old Common Stock are reclassified and changed under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and one-tenth of one cent ($.001).

      After giving effect to the reverse stock split described in the preceding paragraph, the”

D-1-1

      3.     This amendment has been approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its name this           day of                     , 2003.

NUVELO, INC.

By:

Name:
Title:

D-1-2

Appendix D-2

CERTIFICATE OF AMENDMENT

TO
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
NUVELO, INC.

Pursuant to NRS Sections 78.385 and 78.390

      Nuvelo, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies as follows:

      1.     The name of the Corporation is Nuvelo, Inc.

      2.     The Board of Directors of the Corporation duly adopted by unanimous written consent, dated April      , 2003, the following resolution to amend the Amended and Restated Articles of Incorporation, as amended (the “Certificate of Amendment”):

      NOW, THEREFORE, BE IT RESOLVED, that Article FOURTH of the Amended and Restated Articles of Incorporation, as amended, is hereby amended by deleting the word “The” at the beginning thereof and inserting in lieu thereof the following:

“Effective upon the filing of this Certificate of Amendment to Amended and Restated Articles of Incorporation (this “Certificate of Amendment”) with the Secretary of State of the State of Nevada (the “Effective Time” and such date of filing, the “Effective Date”), each four (4) shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically and without any action on the part of any holder thereof be reclassified and changed into one (1) share of Common Stock, par value $.001 per share (“New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Old Common Stock (the “Old Certificates”) will be entitled to receive, upon surrender of such Old Certificates to the Corporation for cancellation, a certificate or certificates (the “New Certificates”) representing that number of whole shares (rounded down to the nearest whole share) of New Common Stock into which the shares of the Old Common Stock formerly represented by such Old Certificates are reclassified and changed under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights as a stockholder of the Corporation. In lieu of any such fractional shares of New Common Stock, stockholders will be entitled to receive, upon surrender of Old Certificates to the Corporation for cancellation, an amount in cash equal to the product of the closing trading price of New Common Stock on the Effective Date and such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the closing trading price of New Common Stock on the Effective Date. From and after the Effective Time the amount of capital represented by the shares of the New Common Stock into which the shares of Old Common Stock are reclassified and changed under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and one-tenth of one cent ($.001).

      After giving effect to the reverse stock split described in the preceding paragraph, the”

D-2-1

      3.     This amendment has been approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its name this           day of                     , 2003.

NUVELO, INC.

By:

Name:
Title:

D-2-2

Appendix D-3

CERTIFICATE OF AMENDMENT

TO
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
NUVELO, INC.

Pursuant to NRS Sections 78.385 and 78.390

      Nuvelo, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Nuvelo, Inc.

2. The Board of Directors of the Corporation duly adopted by unanimous written consent, dated April , 2003, the following resolution to amend the Amended and Restated Articles of Incorporation, as amended (the “Certificate of Amendment”):

      NOW, THEREFORE, BE IT RESOLVED, that Article FOURTH of the Amended and Restated Articles of Incorporation, as amended, is hereby amended by deleting the word “The” at the beginning thereof and inserting in lieu thereof the following:

           “Effective upon the filing of this Certificate of Amendment to Amended and Restated Articles of Incorporation (this “Certificate of Amendment”) with the Secretary of State of the State of Nevada (the “Effective Time” and such date of filing, the “Effective Date”), each five (5) shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically and without any action on the part of any holder thereof be reclassified and changed into one (1) share of Common Stock, par value $.001 per share (“New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Old Common Stock (the “Old Certificates”) will be entitled to receive, upon surrender of such Old Certificates to the Corporation for cancellation, a certificate or certificates (the “New Certificates”) representing that number of whole shares (rounded down to the nearest whole share) of New Common Stock into which the shares of the Old Common Stock formerly represented by such Old Certificates are reclassified and changed under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights as a stockholder of the Corporation. In lieu of any such fractional shares of New Common Stock, stockholders will be entitled to receive, upon surrender of Old Certificates to the Corporation for cancellation, an amount in cash equal to the product of the closing trading price of New Common Stock on the Effective Date and such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the closing trading price of New Common Stock on the Effective Date. From and after the Effective Time the amount of capital represented by the shares of the New Common Stock into which the shares of Old Common Stock are reclassified and changed under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and one-tenth of one cent ($.001).

D-3-1

After giving effect to the reverse stock split described in the preceding paragraph, the”

3. This amendment has been approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its name this                               day of                     , 2003.

NUVELO, INC.

By:	______________________________________ Name:

Title:

D-3-2

Appendix D-4

CERTIFICATE OF AMENDMENT

TO
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
NUVELO, INC.

Pursuant to NRS Sections 78.385 and 78.390

      Nuvelo, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Nuvelo, Inc.

2. The Board of Directors of the Corporation duly adopted by unanimous written consent, dated April , 2003, the following resolution to amend the Amended and Restated Articles of Incorporation, as amended (the “Certificate of Amendment”):

      NOW, THEREFORE, BE IT RESOLVED, that Article FOURTH of the Amended and Restated Articles of Incorporation, as amended, is hereby amended by deleting the word “The” at the beginning thereof and inserting in lieu thereof the following:

           “Effective upon the filing of this Certificate of Amendment to Amended and Restated Articles of Incorporation (this “Certificate of Amendment”) with the Secretary of State of the State of Nevada (the “Effective Time” and such date of filing, the “Effective Date”), each six (6) shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically and without any action on the part of any holder thereof be reclassified and changed into one (1) share of Common Stock, par value $.001 per share (“New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Old Common Stock (the “Old Certificates”) will be entitled to receive, upon surrender of such Old Certificates to the Corporation for cancellation, a certificate or certificates (the “New Certificates”) representing that number of whole shares (rounded down to the nearest whole share) of New Common Stock into which the shares of the Old Common Stock formerly represented by such Old Certificates are reclassified and changed under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights as a stockholder of the Corporation. In lieu of any such fractional shares of New Common Stock, stockholders will be entitled to receive, upon surrender of Old Certificates to the Corporation for cancellation, an amount in cash equal to the product of the closing trading price of New Common Stock on the Effective Date and such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the closing trading price of New Common Stock on the Effective Date. From and after the Effective Time the amount of capital represented by the shares of the New Common Stock into which the shares of Old Common Stock are reclassified and changed under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and one-tenth of one cent ($.001).

D-4-1

After giving effect to the reverse stock split described in the preceding paragraph, the”

3. This amendment has been approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its name this                               day of                     , 2003.

NUVELO, INC.

By:

Name:
Title:

D-4-2

This Proxy is Solicited on Behalf of the Board of Directors
Nuvelo, Inc.
2003 Annual Meeting of Stockholders

          The undersigned hereby appoints George B. Rathmann and Ted W. Love as proxies, with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of Nuvelo, Inc., a Nevada corporation standing in the name of the undersigned with all powers which the undersigned would have if present at the Annual Meeting of Stockholders to be held on                    , 2003, at 11:00 a.m. Pacific time and at any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could so act if personally present thereat, as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no selection is made, this proxy will be voted FOR proposals 1 through 4.

☐      I PLAN TO ATTEND THE MEETING

Proposal 1:	Election of Class I Directors
	Nominees:	Ted W. Love, M.D.	Philippe O. Chambon, M.D., Ph.D.
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above.)

	VOTE FOR ☐		WITHHOLD AUTHORITY ☐
	all nominees listed		to vote for all nominees
(except as marked to the contrary)

Proposal 2:	Approval of the reincorporation of Nuvelo from the State of Nevada to the State of Delaware, including the merger agreement by which the reincorporation will occur

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3:	Approval of the amendments to Nuvelo’s amended and restated articles of incorporation to effect a reverse stock split of all of the outstanding shares of our common stock, whereby each outstanding 3, 4, 5 or 6 shares would be reclassified and changed into one share of common stock, with the effectiveness of one of these amendments and the abandonment of the other amendments, or the abandonment of all these amendments, as permitted under Section 78.390(5) of the Nevada Revised Statutes, to be determined by our board of directors

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4:	Ratification of the selection of KPMG LLP as our independent auditors for the fiscal year 2003

	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the 2003 Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the above nominees are unable to serve.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. If you have any questions, call Peter S. Garcia at 408-215-4100.

Number of Shares

Signature of Stockholder	Date

Signature of Stockholder	Date

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.